                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER



                                      AMONG

                                IMAGEX.COM, INC.,

                           COLUMBIA ACQUISITION CORP.,

                                       AND

                              CREATIVEPRO.COM, INC.

                                       AND

                           SHAREHOLDER REPRESENTATIVE



                               DATED MAY 20, 2000

                         EFFECTIVE AS OF MARCH 18, 2000

                                    CONTENTS

ARTICLE I - THE MERGER....................................................................................1
         1.1      The Merger..............................................................................1
         1.2      The Closing.............................................................................1
         1.3      Effective Date and Time.................................................................2
         1.4      Articles of Incorporation of the Surviving Corporation..................................2
         1.5      Bylaws of the Surviving Corporation.....................................................2
         1.6      Directors and Officers of the Surviving Corporation.....................................2
         1.7      Conversion of Shares....................................................................2
                  1.7.1      Merger Consideration.........................................................2
                  1.7.2      Exchange of Certificates.....................................................7
                  1.7.3      No Fractional Shares.........................................................7
                  1.7.4      No Further Transfers.........................................................8
         1.8      Shareholder Matters.....................................................................8
         1.9      Dissenters' Rights......................................................................8
         1.10     Discretionary Parent Loan...............................................................8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................9
         2.1      Organization............................................................................9
         2.2      Enforceability..........................................................................9
         2.3      Capitalization..........................................................................9
         2.4      Subsidiaries and Affiliates.............................................................10
         2.5      No Approvals; No Conflicts..............................................................11
         2.6      Financial Statements....................................................................11
         2.7      Absence of Certain Changes or Events....................................................12
         2.8      Taxes...................................................................................14
         2.9      Property................................................................................15
         2.10     Contracts...............................................................................16
                  2.10.1     Material Contracts...........................................................16
                  2.10.2     Required Consents............................................................17
         2.11     Claims and Legal Proceedings............................................................18
         2.12     Labor and Employment Matters............................................................18
         2.13     Employee Benefit Plans..................................................................18
                  2.13.1     Employee Benefit Plan Listing................................................18
                  2.13.2     Documents Provided...........................................................19
                  2.13.3     Compliance...................................................................19
                  2.13.4     Contributions and Premium Payments...........................................19
                  2.13.5     Multiemployer and Title IV Plans.............................................20
                  2.13.6     Post-Termination Welfare Benefits............................................20
                  2.13.7     Suits, Claims and Investigations.............................................20
                  2.13.8     Payments Resulting From Transactions.........................................20
         2.14     Personnel...............................................................................20
         2.15     Intellectual Property...................................................................21
                  2.15.1     General......................................................................21
                  2.15.2     Third Party Technology.......................................................21


                                       i

                  2.15.3     Maintenance of Rights........................................................21
                  2.15.4     Third Party Claims...........................................................22
                  2.15.5     Infringement by the Company..................................................22
                  2.15.6     Warranty Against Defects.....................................................22
                  2.15.7     Domain Names.................................................................22
                  2.15.8     Year 2000....................................................................23
         2.16     Corporate Books and Records.............................................................23
         2.17     Permits.................................................................................23
         2.18     Compliance With Laws....................................................................23
         2.19     Insurance...............................................................................23
         2.20     Brokers or Finders......................................................................24
         2.21     Absence of Questionable Payments........................................................24
         2.22     Bank Accounts...........................................................................24
         2.23     Insider Interests.......................................................................24
         2.24     Compliance With Environmental Laws......................................................25
         2.25     Information Supplied by the Company.....................................................25
         2.26     Operating Data..........................................................................25
         2.27     Affiliates..............................................................................25
         2.28     Full Disclosure.........................................................................26
         2.29     Compliance with H-S-R Act...............................................................26

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................................26
         3.1      Organization............................................................................26
         3.2      Enforceability..........................................................................26
         3.3      Securities..............................................................................27
         3.4      No Approvals or Notices Required; No Conflicts With Instruments.........................27
         3.5      Capitalization..........................................................................27
         3.6      Brokers or Finders......................................................................28
         3.7      No Material Adverse Event...............................................................28
         3.8      Full Disclosure.........................................................................28
         3.9      Claims and Legal Proceedings............................................................28
         3.10     Taxes...................................................................................28
         3.11     Compliance With Laws....................................................................29

ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.................................29
         4.1      Accuracy of Representations and Warranties..............................................29
         4.2      Performance of Agreements...............................................................29
         4.3      Opinion of Company Counsel..............................................................29
         4.4      Compliance Certificate..................................................................29
         4.5      Material Adverse Change.................................................................30
         4.6      Approvals and Consents..................................................................30
         4.7      Proceedings and Documents; Secretary's Certificate......................................30
         4.8      Nonforeign Affidavit....................................................................30
         4.9      Compliance With Laws....................................................................30
         4.10     Legal Proceedings.......................................................................30
         4.11     Amendment to Company's Articles of Incorporation........................................30


                                       ii

         4.12     Amended and Restated Shareholder Commitment and Indemnity Agreements....................31
         4.13     Termination of Certain Agreements.......................................................31
         4.14     Fairness Approval; Effectiveness of Registration Statement..............................31
         4.15     Dissenters' Rights......................................................................31
         4.16     Conversion of Securities................................................................31
         4.17     Shareholder Approval....................................................................32
         4.18     Noncompetition, Invention Assignment and Nondisclosure Agreements.......................32
         4.19     Intentionally Omitted...................................................................32
         4.20     Escrow Agreement........................................................................32

ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY............................................32
         5.1      Accuracy of Representations and Warranties..............................................32
         5.2      Performance of Agreements...............................................................32
         5.3      Opinion of Parent Counsel...............................................................32
         5.4      Compliance Certificate..................................................................33
         5.5      Legal Proceedings.......................................................................33
         5.6      Material Adverse Change.................................................................33
         5.7      Approvals and Consents..................................................................33
         5.8      Compliance With Laws....................................................................33
         5.9      Intentionally Omitted...................................................................33
         5.11     Secretary's Certificate.................................................................33
         5.12     Shareholder Approval....................................................................34
         5.13     Escrow Agreement........................................................................34

ARTICLE VI - COVENANTS....................................................................................34
         6.1      Conduct of Business by the Company Pending the Merger...................................34
         6.2      Access to Information; Confidentiality..................................................35
         6.3      No Alternative Transactions.............................................................36
         6.4      Notification of Certain Matters.........................................................36
         6.5      Further Action..........................................................................36
         6.6      Nasdaq Listing..........................................................................37
         6.7      Publicity...............................................................................37
         6.8      Shareholders' Meeting; Shareholder Commitment and Indemnity Agreements..................37
         6.9      Fairness Approval; Registration Statement; Information Supplied.........................38
         6.10     Hart-Scott-Rodino.......................................................................39
         6.11     Affiliates..............................................................................39
         6.12     Directors' and Officers' Indemnification................................................40
         6.13     Termination of 401(k) Plan..............................................................40

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER...........................................................40
         7.1      Termination.............................................................................40
         7.2      Effect of Termination...................................................................41
         7.3      Amendment...............................................................................41
         7.4      Waiver..................................................................................41


                                      iii

         7.5      Termination Fee.........................................................................41

ARTICLE VIII - SURVIVAL, INDEMNIFICATION AND RIGHTS TO ESCROW SHARES......................................42
         8.1      Survival................................................................................42
         8.2      Parent Losses...........................................................................42
         8.3      Indemnification by Parent...............................................................43
         8.4      Threshold and Limitations...............................................................43
         8.5      Procedure for Indemnification Claims and Claims Against Escrow Consideration............43
         8.6      Remedies; Specific Performance..........................................................46
         8.7      Shareholder Representative..............................................................46
         8.8      No Circular Recovery....................................................................46

ARTICLE IX - GENERAL......................................................................................47
         9.1      Tax Matters.............................................................................47
         9.2      Expenses................................................................................47
         9.3      Notices.................................................................................47
         9.4      Severability............................................................................48
         9.5      Entire Agreement........................................................................48
         9.6      Assignment..............................................................................48
         9.7      Parties in Interest.....................................................................48
         9.8      Governing Law; Jurisdiction; Venue......................................................48
         9.9      Counterparts............................................................................48
         9.10     Waiver of Jury Trial....................................................................49
         9.11     Schedules...............................................................................49

EXHIBITS
--------
         1.7.1    -   Form of Escrow Agreement
         1.7.2    -   Form of Letter of Transmittal
         2        -   Schedule of Exceptions
         4.3      -   Form of Opinion of Company Counsel
         4.18     -   Form of Nondisclosure, Invention Assignment,
                      Noncompetition and Nonsolicitation Agreement
         5.3      -   Form of Opinion of Parent Counsel
         6.8(a)   -   Company's Amended Articles
         6.8(c)   -   Form of Amended and Restated Shareholder Commitment and
                      Indemnity Agreement
         8.2      -   List of Special Indemnitors

                          AGREEMENT AND PLAN OF MERGER


This Amended and Restated Agreement and Plan of Merger (this "AGREEMENT") is dated as of May 20, 2000, and effective as of March 18, 2000, by and among ImageX.com, Inc., a Washington corporation ("Parent"), Columbia Acquisition Corp., an Oregon corporation and wholly owned subsidiary of Parent ("MERGER SUB"), creativepro.com, Inc., an Oregon corporation (the "COMPANY"), and Standish O'Grady, which individual signs solely for the purpose of Section 8.7 of this Agreement (the "Shareholder Representative").

                                    RECITALS

A. The Company, Parent, Merger Sub and Shareholder Representative entered into an Agreement and Plan of Merger dated March 18, 2000 (the "ORIGINAL MERGER AGREEMENT"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company.

B. The Company, Parent, Merger Sub and Shareholder Representative believe it advisable and in their respective best interests to amend and restate the Original Merger Agreement on the terms and subject to the conditions set forth in this Agreement providing for the merger of the Company with and into Merger Sub (the "MERGER").

C. The Board of Directors of the Company has approved this Agreement and the Merger as required by applicable law.

D. The Boards of Directors of Parent and Merger Sub, and the sole shareholder of Merger Sub, have approved this Agreement and the Merger as required by applicable law.

E. The parties intend that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                                    AGREEMENT

In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

                                 1.1 THE MERGER

 Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3) the separate corporate existence of the Company shall cease and the Company shall be merged with and into Merger Sub (Merger Sub as the surviving corporation after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION") and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Oregon and other applicable law.

                                 1.2 THE CLOSING

The closing of the Merger (the "CLOSING") shall take place at the offices of Lane Powell Spears Lubersky LLP, 1420 Fifth Avenue, Suite 4100, Seattle, Washington, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles IV and V below, or such other date, time and location as Parent and the Company shall agree (the "CLOSING DATE").

                           1.3 EFFECTIVE DATE AND TIME

On the Closing Date and subject to the terms and conditions hereof, the parties hereto shall cause the appropriate articles of merger and related documents (collectively, the "ARTICLES OF MERGER") complying with the applicable provisions of the Oregon Business Corporation Act ("OREGON LAW"), in such form as required by, and executed in duplicate in accordance with, Oregon Law, shall be delivered for filing with the Secretary of State of the State of Oregon (the "OREGON SECRETARY OF STATE"). The Merger shall become effective on the date (the "EFFECTIVE DATE") and at the time (the "EFFECTIVE TIME") of filing of the Articles of Merger with the Oregon Secretary of State, or at such other time as may be specified in the Articles of Merger as filed. If the Oregon Secretary of State requires any changes in the Articles of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, Parent, Merger Sub and the Company will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

           1.4 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

 At the Effective Time, the Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; provided, however, that Article I thereof shall be amended to read as follows: "The name of this corporation is creativepro.com, Inc." Thereafter, the Articles of Incorporation of the Surviving Corporation may be amended in accordance with their terms and as provided by law.

                     1.5 BYLAWS OF THE SURVIVING CORPORATION

At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. Thereafter, the Bylaws of the Surviving Corporation may be amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation as provided by law.

1.6      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.7      CONVERSION OF SHARES

         1.7.1    MERGER CONSIDERATION

As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) All shares of any class of capital stock of the Company held by the Company as treasury shares or otherwise shall be canceled.

(b) Each issued and outstanding share of capital stock of Merger Sub shall remain outstanding and constitute one share of common stock of the Surviving Corporation.

(c) Each share of the Company's common stock ("COMPANY COMMON STOCK") and each share of the Company's preferred stock ("COMPANY PREFERRED STOCK") (the Company Common Stock and Company Preferred Stock, together, "COMPANY CAPITAL STOCK"), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.7.1(a) and any Dissenting Shares (as defined below)) will be canceled and extinguished and will be converted automatically into the right to receive consideration consisting of shares of common stock of Parent ("PARENT COMMON STOCK") and cash as provided in this Section 1.7.1(c).

         (i) One-half of the shares of the Company's Series A Preferred Stock and one-half of the shares of the Company's Series B Preferred Stock, in each case rounded up to the nearest even number of shares of the Company's Series A Preferred Stock or the Company's Series B Preferred Stock held by each holder thereof (such shares of Series A Preferred Stock and Series B Preferred Stock, collectively, the "COMPANY LIQUIDATION PREFERENCE STOCK"), issued and outstanding immediately prior to the Effective Time shall have the right to receive a liquidation preference out of the Merger Consideration (as defined in Section 1.7.1(d) below) in the aggregate amount of $4,893,845 (subject to appropriate reduction in the event Silicon Valley Bank does not fully exercise its warrant for cash prior to the Effective Time, the "PREFERENCE AMOUNT") consisting of a number of shares of Parent Common Stock as determined, valued and allocated in accordance with Section 3(a), Section 3(c)(3)(A) and Section 3(c)(3)(C) of Article II.D. of the Company's Amended Articles (as defined in
Section 6.8(a) below), payable as follows: (A) ninety percent (90%) of the Preference Amount ("PREFERRED FIXED SHARES") shall be distributed outright to the holders of the Company Liquidation Preference Stock and (B) ten percent (10%) of the Preference Amount ("PREFERRED ESCROW SHARES") shall be distributed subject to the terms and conditions of ARTICLE VIII of this Agreement and in accordance with the procedures in the Escrow Agreement (as defined below). After the payment of the Preference Amount as above provided, the Company Liquidation Preference Stock shall have the right to participate in the right to receive the remaining Merger Consideration as provided in clause (ii) immediately following.

         (ii) Subject to the provisions of the last two sentences of this clause (ii), each share of Company Common Stock issued and outstanding (including the Company Converted Stock (as defined below)) and each share of Company Liquidation Preference Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.7.1(a) and any Dissenting Shares), will be canceled and extinguished and will be converted automatically into (A) the right to receive (x) that number of shares of Parent Common Stock that is equal to the Fixed Share Exchange Ratio (as defined below), rounded down to the nearest whole share of Parent Common Stock ("COMMON FIXED SHARES") and (y) that amount in cash that is equal to the Fixed Cash Per Share (as defined below) rounded up to the nearest whole cent ("COMMON FIXED CASH"), and (B) the right to receive, subject to the terms and conditions of ARTICLE VIII of this Agreement and in accordance with the procedures in the Escrow Agreement (as defined below), (x) that number of shares of Parent Common Stock that is equal to the Escrow Share Exchange Ratio (as defined below), rounded down to the nearest whole share of Parent Common Stock ("COMMON ESCROW SHARES") and (y) that amount in cash that is equal to the Escrow Cash Per Share (as defined below) rounded up to the nearest whole cent ("COMMON ESCROW CASH"). All shares of Company Liquidation Preference Stock issued and outstanding immediately prior to the Effective Time shall share ratably in the Merger Consideration pursuant to the preceding sentence on an as-if-converted into Company Common Stock basis in the manner provided in
Section 3(b), Section 3(c)(3)(B) and Section 3(c)(3)(D) of Article II.D. of the Company's Amended Articles until such time as the holders of such shares have received the maximum amount per share provided in Section 3(b) of Article II.D. of the Company's Amended Articles and thereafter such shares shall no longer be entitled to participate in the right to receive the remaining Merger Consideration. All shares of Company Preferred Stock other than the Company Liquidation Preference Stock issued and outstanding immediately prior to the Effective Time (the "COMPANY CONVERTED STOCK") shall be converted immediately prior to the Effective Time into Company Common Stock in accordance with Section 3(c)(3)(A) and Section 4(m)(1) of Article II.D. of the Company's Amended Articles and share ratably in the Merger Consideration pursuant to this Section 1.7.1(c)(ii).

For purposes of this Agreement, the terms set forth below are defined as follows (as determined immediately prior to the Effective Time, unless otherwise specified):

"AGGREGATE EQUITY VALUE" means $124,489,713 (which includes the value of the outstanding Company Capital Stock and assumed value of the proceeds from exercise of outstanding unexercised Options (as defined below) and Warrants (as defined below)) LESS (A) the dollar amount of any investment banking, accounting or legal fees (excluding, however, $25,000 payable to counsel for the Company and $25,000 payable to counsel for holders of the Company Preferred Stock) paid or payable by the Company in connection with the Merger, and LESS (B) the dollar amount of any indebtedness of the Company for borrowed money (other than ordinary course trade accounts payable, accrued sales commissions and accrued sales tax) outstanding, but excluding other indebtedness to parties other than Parent incurred after the date hereof with prior written consent of Parent, and PLUS (C) the Company's cash on hand but excluding therefrom the proceeds from the exercise of Options and Warrants.

"DISSENTERS' CASH RESERVE" means the product obtained by multiplying (A) a reasonable cash allowance per Dissenting Share as determined by Parent, but not more than the Total Consideration Per Common Share times (B) the number of Dissenting Shares.

"COMMON ESCROW CONSIDERATION" means 10% of (A) the Aggregate Equity Value LESS
(B) the product obtained by multiplying (i) the sum of the Preferred Fixed Shares and the Preferred Escrow Shares by (ii) the Parent Share Value.

"ESCROW CASH PER SHARE" means the product (rounded to the nearest whole cent) obtained by multiplying (A) the Escrow Consideration Per Share by (B) the quotient obtained by dividing (i) $1,000,000 by (ii) the Common Escrow Consideration.

"ESCROW SHARE EXCHANGE RATIO" means the quotient (rounded to the nearest fourth decimal) obtained by dividing (A) the product obtained by multiplying (i) the Escrow Consideration Per Share by (ii) 1 LESS the quotient obtained by dividing
(a) $1,000,000 by (b) the Common Escrow Consideration by (B) the Parent Share Value.

"ESCROW CONSIDERATION PER SHARE" means the quotient obtained by dividing (A) the Common Escrow Consideration by (B) the number of shares of Company Common Stock (including the Company Liquidation Preference Stock on an as-if-converted basis as described in Section 1.7.1(c)(ii) above and the Company Converted Stock converted as described in Section 1.7.1 (c)(ii) above) LESS the Dissenting Shares.

"FIXED CASH PER SHARE" means the product (rounded to the nearest whole cent) obtained by multiplying (A) the Common Fixed Consideration Per Share by (B) the quotient obtained by dividing (i) the Residual Cash by (ii) the Common Fixed Consideration.

"COMMON FIXED CONSIDERATION" means (A) the Aggregate Equity Value LESS (A) the Dissenters' Cash Reserve and LESS (B) the Common Escrow Consideration and LESS
(C) the sum of the (i) product obtained by multiplying the sum of the Option Merger Shares and the Warrant Merger Shares by (ii) the Parent Share Value, and LESS (D) the product obtained by multiplying (i) the sum of the Preferred Fixed Shares and the Preferred Escrow Shares by (ii) the Parent Share Value.

"COMMON FIXED CONSIDERATION PER SHARE" means the quotient obtained by dividing
(A) the Common Fixed Consideration by (B) the number of shares of Company Common Stock (including the Company Liquidation Preference Stock on an as-if-converted basis as described in Section 1.7.1(c)(ii) above and the Company Converted Stock converted as described in Section 1.7.1 (c)(ii) above) LESS the number of Dissenting Shares.

"FIXED SHARE EXCHANGE RATIO" means the quotient (rounded to the nearest fourth decimal place) obtained by dividing (A) the product obtained by multiplying (i) the Common Fixed Consideration Per Share by (i) 1 LESS the quotient obtained by dividing (a) the Residual Cash by (b) the Common Fixed Consideration by (B) the Parent Share Value.

"FULLY DILUTED COMMON STOCK NUMBER" means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, PLUS the total number of Options and Warrants assumed by

Parent under Sections 1.7.1 (f) and (g), PLUS the total number of shares of Company Common Stock issuable upon conversion or exercise of any other securities and rights of the Company (including without limitation the Company Preferred Stock) outstanding immediately prior to Closing which are convertible or exercisable into Company Common Stock.

"OPTION MERGER SHARES" has the meaning set forth in Section 1.7.1(f).

"PARENT SHARE VALUE" means $25.44, as adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time

"RESIDUAL CASH" means the Total Merger Cash LESS the Dissenters' Cash Reserve and LESS $1,000,000.

"TOTAL CONSIDERATION PER COMMON SHARE" means the quotient (rounded to the nearest whole cent) obtained by dividing (A) the sum of (i) the Aggregate Equity Value LESS (ii) the product obtained by multiplying (a) the sum of the Preferred Fixed Shares and the Preferred Escrow Shares by (b) the Parent Share Value by
(B) the Fully Diluted Common Stock Number.

"TOTAL MERGER CASH" means (A) the Aggregate Equity Value LESS (B) the product obtained by multiplying the Total Merger Shares by the Parent Share Value.

"TOTAL MERGER SHARES" means 4,306,616 shares of Parent Common Stock, as adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

"WARRANT MERGER SHARES" has the meaning set forth in Section 1.7.1(g).

(d) The number of shares of Parent Common Stock to be issued to each shareholder of the Company in the Merger under the above paragraphs of this
Section 1.7.1 shall be calculated by aggregating all shares of Company Capital Stock held by each such shareholder. The number of shares of Parent Common Stock issuable and the amount of cash payable in the Merger in respect of Company Capital Stock as provided above are referred to herein as the "MERGER CONSIDERATION." Notwithstanding any other provision of this Agreement, (i) the maximum number of shares of Parent Common Stock to be issued in the Merger (including without limitation Parent Common Stock to be reserved for issuance upon exercise of any of the Options and Warrants to be assumed by Parent as provided in this Agreement) shall not exceed the Total Merger Shares and (ii) the maximum amount of cash to be payable in the Merger shall not exceed the Total Merger Cash.

(e) The Preferred Escrow Shares and the Common Escrow Shares (collectively, the "ESCROW SHARES") and the Preferred Escrow Cash and the Common Escrow Cash (collectively, the "ESCROW CASH") shall be deposited in escrow with the Escrow Agent, to be held, administered and released in accordance with the Escrow Agreement in substantially the form attached to this Agreement as EXHIBIT 1.7.1. (the "ESCROW AGREEMENT"). The Escrow Shares shall be issued in one certificate in the name of the Escrow Agent, "as Escrow Agent under that Escrow Agreement dated the Closing Date" or otherwise with equivalent effect. Such Escrow Shares and Escrow Cash shall be held for the purposes described in Article VIII and the Escrow Agreement. Until the final resolution of any and all indemnification claims relating to the Escrow Shares, dividends or other distributions declared and paid on Escrow Shares, if any, shall be paid by Parent to the stockholders who would be entitled to them if all Escrow Shares were distributed and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by such stockholders. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of

Parent Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of Parent, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares. The Escrow Shares and Escrow Cash collectively constitute the "ESCROW CONSIDERATION."

(f) Each outstanding option to purchase shares of Company Common Stock issued pursuant to the Company's Amended and Restated 1994 Stock Incentive Plan (the "COMPANY OPTION PLAN"), whether or not vested or exercisable (the "OPTIONS"), shall be assumed by Parent and shall constitute an option to acquire, on the same vesting terms, and on substantially the same other terms and conditions as were applicable under such assumed Option (including, without limitation, any repurchase rights), provided that (i) such Option shall be exercisable for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Option immediately prior to the Effective Time multiplied by the Option and Warrant Exchange Ratio (as defined below) applicable to the Company Common Stock subject to such Option (rounded down to the nearest whole number of shares of Parent Common Stock) and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Option shall be equal to the quotient determined by dividing the per share exercise price of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time by the Option and Warrant Exchange Ratio applicable to the Company Common Stock subject to such Option (rounded up to the nearest whole cent). For purposes of this Agreement, "OPTION AND WARRANT EXCHANGE RATIO" means to the quotient obtained by dividing (i) the Total Consideration Per Common Share by (ii) the Parent Share Value. Each such assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend recapitalization or other similar transaction effected by Parent after the Effective Time.

Parent shall, from and after the Effective Time, upon exercise of the Company Options in accordance with the terms thereof, make available for issuance all shares of Parent Common Stock covered thereby and shall, as promptly as practicable after the Effective Time, issue to each holder of an outstanding Option a document evidencing the foregoing assumption by Parent. The aggregate number of shares of Parent Common Stock reserved for issuance upon exercise of the Options assumed by Parent in the Merger as provided above are referred to herein as the "OPTION MERGER SHARES."

The assumption of the Options shall occur in such manner that (x) Parent is "assuming a stock option in a transaction to which Section 424(a) applied " within the meaning of Section 424 of the Code, or (y) such transaction, to the extent that Section 424 of the Code does not apply to any such Options, would be a transaction within Section 424 of the Code. It is the intention of the parties that the Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the same extent the Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.7.1(f) shall be applied consistent with this intent.

                  (g) Each warrant to purchase shares of Company Capital Stock outstanding as of the Effective Time ("WARRANTS"), to the extent permitted by the terms of such Warrant, shall be terminated and of no further force or effect as of the Effective Time, unless previously exercised or converted into Company Capital Stock in accordance with the terms of such Warrant, and shall not be assumed by Parent. To the extent such termination is not permitted by the terms of any such Warrant, such Warrant shall be assumed by Parent and shall constitute a Warrant to acquire, on the same vesting terms (if any), and on substantially the same other terms and conditions as were applicable under such assumed Warrant (including, without limitation, any repurchase rights), provided that (i) such Warrant shall be exercisable for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Warrant immediately prior to the Effective Time (assuming that the shares of Company Preferred Stock issuable upon the exercise of any Warrant shall be treated in the same manner as provided in Section 1.7.1(c) above and the Company's Amended Articles as if such shares of Company Preferred Stock were issued and outstanding immediately prior to the Effective Time) multiplied by the Option and Warrant Exchange

Ratio (as defined below) applicable to the Company Common Stock subject to such Warrant (rounded down to the nearest whole number of shares of Parent Common Stock) and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Warrant shall be equal to the quotient determined by dividing the per share exercise price of Company Common Stock at which such Warrant was exercisable immediately prior to the Effective Time (assuming that the shares of Company Preferred Stock issuable upon the exercise of any Warrant shall be treated in the same manner as provided in
Section 1.7.1(c) above and the Company's Amended Articles as if such shares of Company Preferred Stock were issued and outstanding immediately prior to the Effective Time) by the Option and Warrant Exchange Ratio applicable to the Company Common Stock subject to such Warrant (rounded up to the nearest whole cent); provided further, that the number of shares of Parent Common Stock that may be purchased upon exercise of such Warrant shall not include any fractional shares, and, at the time of assumption of such Warrant, Parent shall pay to the holder thereof as soon as practicable an amount of cash equal to such fraction multiplied by the Parent Share Value. The aggregate number of shares of Parent Common Stock reserved for issuance upon exercise of the Warrants assumed by Parent in the Merger as provided above are referred to herein as the "WARRANT MERGER SHARES."

         1.7.2    EXCHANGE OF CERTIFICATES

As soon as practicable after the Effective Date, Escrow Agent, as exchange agent, shall make available, and each shareholder of the Company immediately prior to the Effective Time will be entitled to receive, in no event more than five business days after surrender to Escrow Agent of a letter of transmittal in the form set forth at EXHIBIT 1.7.2 hereto (the "LETTER OF TRANSMITTAL") together with documents delivered as required therein including one or more certificates representing Company Common Stock for cancellation, certificates representing the number of shares of Parent Common Stock that such shareholder is entitled to receive as Fixed Shares pursuant to Section 1.7.1 hereof. The certificates representing the Escrow Shares shall be delivered to and retained by the Escrow Agent in accordance with the Escrow Agreement. The shares of Parent Common Stock that each such shareholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Parent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Parent nor any other party hereto shall be liable to a holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. In the event that any certificates representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the shareholder claiming such certificate to be lost, stolen or destroyed, Parent shall cause to be issued in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock that such shareholder is entitled to receive pursuant to
Section 1.7.1; provided, however, that Parent may in its discretion and as a condition precedent to the issuance thereof, require such shareholder to provide Parent with an indemnity agreement without bond against any claim that may be made against Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

         1.7.3    NO FRACTIONAL SHARES

No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in the Merger, and no dividend, stock split or other distribution with respect to Parent Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu thereof, Parent shall pay to the holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock, as soon as practicable after the Effective Date (and in the same timely manner required for delivery of certificates of Parent Common Stock provided in Section 1.7.2), an amount in cash equal to such fraction multiplied by the Parent Share Value.

         1.7.4    NO FURTHER TRANSFERS

After the Effective Time, there shall be no transfers of any shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be forwarded to Parent and shall be canceled and exchanged in accordance with this Section 1.7.

1.8      SHAREHOLDER MATTERS

The approval by a shareholder of the Company of this Agreement and the transactions contemplated hereby (whether by written consent or by vote) shall constitute the agreement by such shareholder who so approves: (a) to enter into and be bound by the Letter of Transmittal; and (b) to waive any and all rights of appraisal or dissent that may be available to such shareholder under Oregon Law with respect to the Merger.

1.9      DISSENTERS' RIGHTS

Holders of shares of Company Common Stock who have complied with all the requirements for perfecting appraisal rights for such shares as required under Oregon Law ("DISSENTING SHAREHOLDERS") shall not be entitled to any Merger Consideration under this Agreement with respect to such shares notwithstanding the above provisions of this Article I, and in lieu thereof shall be entitled to receive from the Surviving Corporation whatever is determined to be due to them under Oregon Law with respect to such shares (the "DISSENTING SHARES"); provided, however, that Dissenting Shares outstanding at the Effective Time and held by a Dissenting Shareholder who shall after the Effective Time withdraw such Dissenting Shareholder's demand for appraisal or lose such Dissenting Shareholder's right of appraisal as provided by Oregon Law shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration that would otherwise have been payable in respect thereof under, and on the terms and conditions set forth in, this Agreement as if no dissent had been made. Promptly after execution and delivery of this Agreement, the Company shall take such actions as are necessary to comply with the requirements of ORS 60.567 of Oregon Law and shall use reasonable best efforts to ensure that the deadline under ORS 60.571 of Oregon Law for demands for appraisal in respect of the Merger shall have expired prior to the Effective Time. Prior to the Effective Time, the Company will not settle any demand with respect to any Dissenting Shares without the consent of Parent, which consent shall not be unreasonably withheld. The Company shall give notice to Parent promptly after it is notified that any shareholder of the Company has elected or attempted to exercise appraisal rights. Notwithstanding anything in Article VIII to the contrary, all amounts paid by the Surviving Corporation to any Dissenting Shareholder pursuant to a judgment in or settlement of a proceeding relating to Dissenting Shares in excess of the Merger Consideration which would have been paid to such Dissenting Shareholder had such Dissenting Shareholder not dissented shall constitute losses for which Parent is entitled to indemnification from the Escrow Consideration. Nothing in this Agreement is intended or shall be construed as an agreement or admission that any statutory appraisal rights are or may be available with respect to the transactions contemplated hereby.

1.10     DISCRETIONARY PARENT LOAN

Parent may, in its sole discretion, make one or more bridge loans to the Company prior to the Closing Date. The Company acknowledges and agrees that the aggregate principal amount, together with such interest thereon as the parties may negotiate, of such bridge loan(s), if any, (a) shall not result in an increase to the Aggregate Equity Value, and (b) shall be included in the dollar amount of any indebtedness of the Company for borrowed money for purposes of calculating any decrease in the Aggregate Equity Value.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as is otherwise specifically set forth with appropriate cross-references in the Schedule of Exceptions attached hereto as EXHIBIT 2 (the "SCHEDULE OF EXCEPTIONS"), and in order to induce Parent and Merger Sub to enter into and perform this Agreement and the other agreements and certificates that are required to be executed pursuant to this Agreement (collectively, the "OPERATIVE DOCUMENTS"), the Company represents and warrants to Parent and Merger Sub as of the date of this Agreement and as of the Closing as follows in this
Article II. Except where the context clearly indicates otherwise, all references to the "Company" below shall be deemed to include the Subsidiary (as defined in Section 2.4).

2.1      ORGANIZATION

The Company is a corporation duly organized and legally existing under the laws of the State of Oregon. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, and to enter into and perform its obligations under this Agreement and the other Operative Documents to which the Company is a party, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise) or condition (financial or other) of the Company and its subsidiaries; provided, however, that a Company Material Adverse Effect shall not include any change in general economic conditions.

2.2      ENFORCEABILITY

The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Operative Documents to which the Company is a party, the consummation of the Merger, and the performance of all the Company's obligations under this Agreement and the other Operative Documents to which the Company is a party has been taken or will be taken as of or prior to the Effective Time. All such corporate action by the Board of Directors has been taken. This Agreement has been, and each of the other Operative Documents to which the Company is a party at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the other Operative Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.3      CAPITALIZATION

(a) The authorized capital stock of the Company consists of 15,829,250 shares of Company Common Stock and 9,170,750 shares of Company Preferred Stock.

(b) The issued and outstanding capital stock of the Company consists solely of 4,602,384 shares of Company Common Stock, 1,883,094 shares of Series A Preferred Stock and 1,685,375 shares of Series B Preferred Stock, which are held of record and, to the knowledge of the Company, beneficially by the shareholders of the Company as set forth in Section 2.3(b) of the Schedule of Exceptions. Such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. To the knowledge of the Company, no Person (as defined in Section 2.5) other than the shareholders of the Company holds any interest in any of the outstanding shares. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Parent or its counsel.

(c) Other than (i) Options to purchase up to 2,893,245 shares of Company Common Stock that have been granted under the Company Option Plan; (ii) Warrants to purchase up to 46,332 shares of Company Common Stock, and Warrants to purchase up to 1,000,000 shares of Company Preferred Stock pursuant to that certain Warrant Subscription Agreement by and between the Company and Silicon Valley Bank (the "Bank") dated January 19, 1999, and that certain Preferred Stock Purchase Warrant by and between the Company and the Bank dated January 19, 1999; and (iii) the rights of first refusal and co-sale described in Section 2.3(c) of the Schedule of Exceptions, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any shareholder of any shares of Company Common Stock or any securities convertible into or exchangeable for shares of Company Common Stock. Set forth in Section 2.3(c) of the Schedule of Exceptions is a spreadsheet accurately reflecting the total outstanding shares of Company Common Stock by class, the number and class of shares of Company Common Stock issuable upon conversion of all Options and Warrants outstanding, the grant or issue dates, vesting schedules, statutory (ISO) or nonqualified grant, and exercise or conversion prices thereof and, in each case, the identities of the holders and an indication of their relationships to the Company (if any exist other than a security holder). All Options and Warrants have been granted with exercise prices equal to the fair market value per share of Company Common Stock on the date of grant, as determined by the Company's Board of Directors. All of the outstanding Options and Warrants were issued in compliance with all applicable federal and state securities laws. Each outstanding Option was issued under, and pursuant to the terms of, the Company Option Plan, a true and correct copy of which has been delivered to the Company, and a stock option agreement in the form attached to Schedule 2.3(c). Each outstanding Warrant was issued pursuant to a Warrant Agreement in the form attached to Schedule 2.3(c). Section 2.3(c) of the Schedule of Exceptions also identifies all Options or other equity rights that have been offered in connection with any employee or consulting agreement but that, as of the date hereof, have not been issued or granted. Prior to Closing, Company will provide Parent with true and correct copies of all stock option agreements and warrant agreements reflecting all options and warrants outstanding as of the Effective Time. Except as set forth in Section 2.3(c) of the Schedule of Exceptions, the consummation of the transactions contemplated by this Agreement will not accelerate the vesting of any Options.

(d) The Company is not a party or subject to any agreement or understanding and, to the knowledge of the Company, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. No shareholder of the Company or any affiliate thereof is indebted to the Company, and the Company is not indebted to any shareholder of the Company or any affiliate thereof. Except as described in Section 2.3(d) of the Schedule of Exceptions, the Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued. All rights of refusal and co-sale rights and other rights relating to transfer of stock granted by the Company with respect to the Company Common Stock, Options or Warrants are described in
Section 2.3(d) of the Schedule of Exceptions.

2.4      SUBSIDIARIES AND AFFILIATES

Except for Extensis B.V. ("Subsidiary"), the Company does not own or control, and has not in the past owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity. The Company does not own, directly or indirectly, any ownership, equity, or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5      NO APPROVALS; NO CONFLICTS

The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, the effectiveness of the Merger will not, except as set forth in Section 2.5 of the Schedule of Exceptions, (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any statute, regulation, rule or other provision of law or any judgment, decree, order or other requirement of any court or other governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "PERSON"), except for
(i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the Oregon Secretary of State, and (iii) the approval by the shareholders of the Company of the merger transaction contemplated hereby as required by Oregon law, (c) constitute a breach of or conflict with or result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any Encumbrance (as defined in Section 2.9(d)) upon any material assets of the Company or, to the knowledge of the Company, upon any outstanding shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, or (f) invalidate or adversely affect any permit, license or authorization currently material to the conduct of the business of the Company.

2.6      FINANCIAL STATEMENTS

The Company has delivered to Parent (a) audited balance sheets, statements of income and expense for the fiscal years ended December 31, 1997, 1998 and 1999 and (b) unaudited balance sheets, and unaudited statements of income and expense and statements of shareholders' equity of the Company as of and for the one-month period ended January 31, 2000. All the foregoing financial statements are herein referred to as the "FINANCIAL STATEMENTS." The balance sheet of the Company as of January 31, 2000 is herein referred to as the "COMPANY BALANCE SHEET." Except as set forth in Section 2.6 of the Schedule of Exceptions, the Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") on a basis consistent with prior accounting periods. The Financial Statements were prepared from and in accordance with the books and records of the Company and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Company Balance Sheet, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice that are not in excess of $60,000 in the aggregate or $30,000 individually. As of the date hereof, the Company has no indebtedness for borrowed money other than as set forth in Section 2.6 of the Schedule of Exceptions. The Company maintains standard systems of accounting established and administered in accordance with GAAP. Except as set forth in Section 2.6 of the Schedule of Exceptions, the Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. Section 2.6 of the Schedule of Exceptions sets forth all promissory notes, loans, lines of credits or similar obligations pursuant to which the Company is an obligor, together with all the amounts owed by the Company under such obligations, and all liabilities under equipment leases of the company as of January 31, 2000. Section 2.6 of the Schedule of Exceptions sets forth all indebtedness and other obligations of the shareholders relating to the Company, together with all the amounts owed by such shareholders in respect thereof, as of the Closing.

2.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

Except as set forth in Section 2.7 of the Schedule of Exceptions or as contemplated by this Agreement, since the date of the Company Balance Sheet, no event has occurred and no state of facts has developed or is continuing that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company nor any of its officers or directors in their representative capacities have:

                  (a) received notice that there has been or will be a loss of, or contract cancellation by, any current customer, supplier or licensor of the Company, which loss or cancellation would result in lost annual revenues to the Company of at least $60,000;

                  (b) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business and consistent with past practice;

                  (c) forgiven or canceled any indebtedness for borrowed money or waived any claims or rights of material value (including, without limitation, any indebtedness owing to the Company by any shareholder, officer, director, employee or affiliate of the Company);

                  (d) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants;

                  (e) borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any liabilities or obligations (absolute, accrued or contingent), or incurred any liabilities or obligations (absolute, accrued or contingent) except liabilities and obligations incurred in the ordinary course of business and consistent with past practice not to exceed $60,000 in the aggregate or $30,000 individually, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, institutional control, restriction or charge, except (i) conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business, (ii) Encumbrances for current taxes not yet due and payable, (iii) landlord's liens for rental payments not yet due and payable, and (iv) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $30,000, was incurred in the ordinary course of business and is not yet due and payable;

                  (h) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $30,000, incurred in the ordinary course of business and consistent with past practice;

                  (i) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $10,000, except the sale of inventory in the ordinary course of business and consistent with past practice;

                  (j) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person other than representatives of Parent any trade secret, formula, process or know-how not theretofore a matter of public knowledge without obtaining an appropriate confidentiality agreement from such person;

                  (k) made any single capital expenditure or commitment in excess of $30,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $60,000 for additions to property, plant, equipment or intangible capital assets;

                  (l) made any change in any method of accounting or accounting practice or internal control procedure;

                  (m) issued any capital stock (except for shares issued pursuant to the exercise of options under the Company Option Plan), other securities or options or other rights to acquire capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation, granting of options (other than options for 168,500 granted March 10, 2000 under the Company Option Plan) of Company Capital Stock in the ordinary course of business and consistent with past practice;

                  (n) except for transactions that are not material in the aggregate, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of the Company's officers, directors or employees or any affiliate of the Company's officers directors or employees, except directors' fees and compensation paid to officers and employees at rates consistent with past practice, and except stock purchase agreements and stock option agreements with such individuals;

                  (o) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of the Company or any obligations or liabilities (absolute, accrued or contingent) of the Company, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any other Person;

                  (p) received notice of, or otherwise obtained knowledge of: (i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company in his or her capacity as a representative of the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or by any other Person; (ii) any valid basis for any material claim, action, suit, arbitration, proceeding, investigation or the application of any fine or penalty adverse to the Company before or by any Person; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any officer, director or employee of the Company is a party that relate directly to the transactions contemplated herein or that have had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

                  (q) entered into or agreed to any sale, assignment, transfer or license of any IP Rights or Technology (as defined in Section 2.15 below) or other intangible assets of the Company to a third party, except for non exclusive licenses granted to customers in the ordinary course of business (true and complete copies of which have been provided to Parent), or any amendment or change to any existing license or other agreement relating to IP Right or Technology;

                  (r) incurred, assumed or guaranteed any indebtedness for borrowed money other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practice, or granted any security interest in any assets; or

                  (s) agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

2.8      TAXES

(a) (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were (at the time they were filed) true, correct and complete in all respects; (ii) all Taxes (as defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (v) the Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; and no amounts have been or would be required to be withheld with respect to the lapse of restrictions on Company Capital Stock; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings, or closing agreements requested by or to which the Company is a party that could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (viii) any adjustment of Taxes of the Company made by the IRS in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

(b) Neither the Company nor any other Person on behalf of the Company (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company;
(ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a governmental authority has proposed any such adjustment or change in accounting method.

(c) There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company have knowledge based on contact or correspondence with any agent of such authority. Section 2.8(c) of the Schedule of Exceptions lists all Tax Returns filed with respect to the Company for taxable periods ended on or after the Company's inception or the inception of any predecessor that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

         (d) The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law).

(e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f) The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of a Tax Group (as defined below) filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) and (ii) does not have any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

(g) The unpaid Taxes of the Company (i) did not, as of January 31, 2000, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

(h)      Except as disclosed in the Company's stock transfer records attached to
Section 2.8(h) of the Schedule of Exceptions, there has been no ownership change, as defined in Section 382(g) of the Code (or any comparable provision of state, local or foreign law), with respect to the Company during or after any taxable period in which the Company incurred a net operating loss. Sections 2.8(h) of the Schedule of Exceptions sets forth the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Company.

As used in this Agreement, the following terms shall have the following meanings:

"TAXES" means all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax; and "TAX" means any of the foregoing Taxes.

"TAX GROUP" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

"TAX RETURNS" means any return, declaration, report, claim or refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.9      PROPERTY

(a) Section 2.9(a) of the Schedule of Exceptions contains a complete and accurate list of all real property owned, leased or currently being used by the Company (the "REAL PROPERTY"). The Company has delivered to Parent true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property is subject.

(b) Section 2.9(b) of the Schedule of Exceptions contains a complete and accurate list of any item of personal property having a current value in excess of $6,000 that is owned, leased, rented or used by the Company (the "PERSONAL PROPERTY"). The Company has delivered to Parent true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which any item of Personal Property is subject.

(c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual current value of less than $6,000 and the Technology and IP Rights) reflected in the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice) and all the properties and assets purchased by the Company since the date of the Company Balance Sheet (other than, in the case of the Personal Property, property rights with an individual value of less than $6,000 and the Technology and IP Rights). The Real Property and the Personal Property include all material property used in the business of the Company, other than the Technology and IP Rights. The Company's offices and other structures and its Personal Property are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and, to the Company's knowledge, comply in all material respects with applicable safety and other laws and regulations.

(d) The Company's title to or leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind (each, an "ENCUMBRANCE"), except for Encumbrances related to Taxes not yet due and payable and landlords' liens for rental payments not yet due and payable. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and, to the Company's knowledge, against any other Person with an interest in such Real Property, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a material default thereunder by the Company or, to the Company's knowledge, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

(e) The Personal Property is free and clear of all Encumbrances (except as reflected in the Financial Statements, except for Encumbrances created by the lessors thereof, except for Encumbrances related to Taxes not yet due and payable by the Company), and except as set forth in Section 2.9(e) of the Schedule of Exceptions, and, other than leased Personal Property that is so noted on the list supplied pursuant to Section 2.9(b), the Company owns such Personal Property. Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the Company and, to the Company's knowledge, each other party thereto, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a material default by the Company or, to the Company's knowledge, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

2.10     CONTRACTS

         2.10.1   MATERIAL CONTRACTS

Section 2.10.1 of the Schedule of Exceptions contains a complete and accurate list (other than the IP Rights listed in Section 2.15 of the Schedule of Exceptions) of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound that (x) provide for potential payments by or to the Company in excess of $30,000, (y) are otherwise material to the Company's business or (z) the loss of which could reasonably be expected to cause a Company Material Adverse Effect (collectively, "MATERIAL CONTRACTS"), including, without limitation, acquisition agreements, strategic alliance agreements, stock purchase agreements, shareholders agreements, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements, and instruments relating to the borrowing of money. All such Material Contracts set forth in

Section 2.10.1 of the Schedule of Exceptions are valid, binding and enforceable in accordance with their terms against the Company and, to the Company's knowledge, each other party thereto, and are in full force and effect, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor to the Company's knowledge is there any event that with notice or lapse of time, or both, would constitute a material default by the Company or, to the Company's knowledge, any other party thereunder. True and complete copies of each such Material Contract (or written summaries of the terms of any such oral contract) have been delivered to Parent by the Company. Except as set forth in Section 2.10.1 of the Schedule of Exceptions (which shall be considered Material Contracts), the Company has none of the following:

                  (a) contracts with directors, officers, shareholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

                  (b) employment agreements, whether express or implied, or any other agreements for services that contain severance or termination pay liabilities or obligations;

                  (c) noncompetition agreements or other arrangements that would prevent the Company from carrying on its business anywhere in the world;

                  (d)      notices that any party to a contract listed in
Section 2.10.1 of the Schedule of Exceptions intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

                  (e) material disputes with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees;

                  (f) product distribution agreements, development agreements or license agreements as licensor or licensee (except for standard nonexclusive software licenses granted to end-user customers in the ordinary course of business, the form of which has been provided to Parent, or standard licenses purchased by the Company for off-the-shelf software);

                  (g) joint venture contracts or arrangements or any other agreements that involve a sharing of profits with other persons;

                  (h) instruments evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements; and

                  (i) binding revenue sharing contracts, agreements, commitments or understandings, oral or written, with any third party.

         2.10.2   REQUIRED CONSENTS

The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder will not constitute a default under any Material Contract and do not require the consent of any other party to any Material Contract, except for those consents listed in Section 2.10.2 of the Schedule of Exceptions, all of which will be obtained at or prior to the Closing.

2.11     CLAIMS AND LEGAL PROCEEDINGS

Except as set forth in Section 2.11 of the Schedule of Exceptions, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or, to the Company's knowledge, threatened against or involving the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or by any other Person. To the Company's knowledge, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no material outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party. Section 2.11 of the Schedule of Exceptions sets forth a description of any material disputes that have been settled or resolved by litigation or arbitration since the Company's inception.

2.12     LABOR AND EMPLOYMENT MATTERS

Except as set forth in Section 2.12 of the Schedule of Exceptions, there are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's knowledge, threatened against or involving the Company or any of its present or former employees in connection with their employment at the Company. The Company has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its inception. No collective bargaining agreement is binding on the Company. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Except as set forth in Section 2.12 of the Schedule of Exceptions, each employee, officer and consultant of the Company has executed nondisclosure, invention assignment, noncompetition and nonsolicitation agreements in the form previously provided to Parent. To the Company's knowledge, no employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, patent disclosure agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party. All employees of the Company are employed on an "at will" basis, and are eligible to work and are lawfully employed in the United States.

2.13     EMPLOYEE BENEFIT PLANS

         2.13.1   EMPLOYEE BENEFIT PLAN LISTING

Section 2.13.1 of the Schedule of Exceptions accurately lists all retirement, pension, profit sharing, deferred compensation, savings, bonus, incentive, cafeteria, flexible benefits, medical, dental, vision, hospitalization, life insurance, group insurance, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, accident, sick pay, holiday, vacation, severance, stock purchase, stock option, stock appreciation rights, fringe benefit and other employee benefit plans, funds, policies, programs, contracts, arrangements and payroll practices (including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all employment, consulting and personal service contracts and agreements, whether formal or informal, whether written or unwritten, and whether legally binding or not, (a) sponsored, maintained or contributed to by the Company, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (c) with respect to which the Company has (or could have) any obligation or liability (such plans, funds, policies, programs, contracts, arrangements and payroll practices are hereinafter referred to collectively as "EMPLOYEE BENEFIT PLANS" and each individually as an "EMPLOYEE BENEFIT PLAN"). The Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create (or contribute to) any additional employee benefit plan, fund, policy, program, contract, arrangement or payroll practice, or to modify or amend any existing Employee Benefit Plan. There has been no amendment, written interpretation or announcement (whether or not written) by the Company relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could increase the expense of maintaining the Employee Benefit Plan above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements except where such amendment or change is required by law and set forth in Schedule 2.13.1 to the Disclosure Memorandum. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason without penalty or liability to Company. The Company does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), any employee pension benefits plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code. The Company is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of
Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or (iv) any other group of Persons treated as a single employer under Section 414(o) of the Code.

         2.13.2   DOCUMENTS PROVIDED

The Company has delivered to Parent true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all documents containing the terms of such Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information: (a) copies of the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan, (b) copies of the summary plan descriptions, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to such Employee Benefit Plan during the last three years; (c) copies of all contracts (and any amendments thereto) relating to such Employee Benefit Plan, including, but not limited to, service provider agreements, administrative service agreements and insurance contracts; (d) copies of the current determination letter or opinion letter received from the Internal Revenue Service regarding each Employee Benefit Plan's qualified status under Section 401(a) of the Code (if applicable); and (e) copies of each trust agreement for each Employee Benefit Plan.

         2.13.3   COMPLIANCE

With respect to each Employee Benefit Plan, (a) such Employee Benefit Plan is, and at all times since its inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, and all requirements prescribed thereby, including, but not limited to, ERISA and the Code; and (b) the Company, and, to the Company's knowledge, each fiduciary of such Employee Benefit Plan and all other Persons have, at all times, properly performed all obligations, whether arising by operation of law or by contract, required to be performed by each of them in connection with such Employee Benefit Plan. No event or omission has occurred, or is reasonably expected by the Company to occur (including, but not limited to, any of the transactions contemplated in or by this Agreement), with respect to any Employee Benefit Plan that has or could subject, directly or indirectly, the Company or any other Person to a tax under Chapter 43 of Subtitle D of the Code or a penalty under Part 5 of Subtitle B of Title I of ERISA.

         2.13.4   CONTRIBUTIONS AND PREMIUM PAYMENTS

All contributions, premiums and other payments due or required to be made to each Employee Benefit Plan under the terms of such Employee Benefit Plan, ERISA, the Code or other applicable law have been timely paid, or, if not yet due, have been properly recorded on the books of the Company and will be timely paid if they become due prior to or upon the Closing Date.

         2.13.5   MULTIEMPLOYER AND TITLE IV PLANS

The Company does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, or any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

         2.13.6   POST-TERMINATION WELFARE BENEFITS

Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) health, severance or any other welfare benefits (within the meaning of Section 3(1) of ERISA) with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any other entity beyond such individual's retirement or other termination of service, other than continuation coverage mandated by Sections 601 through 608 of ERISA or Section 4980B(f) of the Code.

         2.13.7   SUITS, CLAIMS AND INVESTIGATIONS

There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's knowledge, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor to the Company's knowledge is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, examination, audit or review, directly or indirectly, by the IRS, the Department of Labor (the "DOL") or any other governmental entity or agency, and, to the Company's knowledge, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

         2.13.8   PAYMENTS RESULTING FROM TRANSACTIONS

Except as set forth in Section 2.13.8 of the Schedule of Exceptions, neither the execution and delivery of this Agreement or any of the other Operative Documents nor the consummation of the transactions contemplated in (or by) this Agreement or any of the other Operative Documents will (a) entitle any current or former officer, employee, agent, director or independent contractor of the Company to severance pay or any other payment from the Company, or otherwise increase the amount of compensation due to any such individual or result in the acceleration of the vesting of any of the Options, or (b) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, whether or not some other subsequent action or event would be required to trigger any of the items specified in (a) or (b) above.

2.14     PERSONNEL

Section 2.14 of the Schedule of Exceptions lists (a) the names and current compensation amounts of all directors and officers of the Company; (b) the wage rates for nonsalaried and nonofficer salaried employees of the Company by classification, and all union contracts (if any); (c) the names and current compensation packages of all independent contractors and consultants of the Company; and (d) the family relationships, if any, among such personnel. The Company is not in default with respect to any of its obligations referred to in clause (b) above and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the Merger.

2.15     INTELLECTUAL PROPERTY

         2.15.1   GENERAL

The Company owns all right, title and interest in and to, or has a valid and enforceable license in and to, the following as required to conduct its business as now conducted and as proposed to be conducted: (a) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, software, "look and feel," development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, know-how, concepts and other technology that are now developed, produced, used, marketed or sold by the Company (collectively, the "TECHNOLOGY"); and (b) all intellectual property and other proprietary rights related to the Technology, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights and domestic and foreign patents, and, to the extent applied for, the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith (collectively, the "TECHNOLOGY RIGHTS"). The Technology, excluding the Third Party Technology (as defined below), is sometimes referred to herein as the "COMPANY TECHNOLOGY," and the Technology Rights, to the extent related to the Company Technology and including the Company IP Registrations (as defined below), are sometimes referred to herein as the "COMPANY IP RIGHTS."
Section 2.15.1 of the Schedule of Exceptions lists all patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) relating to any Company Technology or Company IP Rights (collectively, the "Company IP REGISTRATIONS"). Except as set forth in Section 2.15.1 of the Schedule of Exceptions, the Company owns all right, title and interest, free and clear of any Encumbrances, in and to the Company Technology and the Company IP Rights. The Company Technology includes, without limitation, the Technology listed in Section 2.15.1 of the Schedule of Exceptions.

         2.15.2   THIRD PARTY TECHNOLOGY

Section 2.15.2 of the Schedule of Exceptions sets forth a list of all Technology used in the Company's business for which the Company does not own all right, title and interest (collectively, the "THIRD PARTY TECHNOLOGY"), and all license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company) the Third Party Technologies (the "THIRD PARTY LICENSES"), indicating, with respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto (other than shrink wrap licenses, shareware, open source and other public domain software). The Company has the lawful right to use (free of any material restriction not expressly set forth in the Third Party Licenses) all Third Party Technology necessary for the conduct of the Company's business as now conducted and as proposed to be conducted in any written materials furnished by the Company to Parent. All Third Party Licenses are valid, binding and in full force and effect, the Company and, to the Company's knowledge, each other party thereto have performed in all material respects their obligations thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor to the Company's knowledge has there occurred any event or circumstance that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or, to the Company's knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder.

         2.15.3   MAINTENANCE OF RIGHTs

The Company has not conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the Company IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Company IP Rights, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any Company IP Rights, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 2.15.3 of the Schedule of Exceptions, the Company has not granted or agreed to grant to any third party any rights or permissions to use any of the Technology or the Technology Rights. To Company's knowledge, except pursuant to reasonably prudent safeguards, (a) no third party has received from or through the Company any confidential information relating to the Technology or the Technology Rights therein and thereto, and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

         2.15.4   THIRD PARTY CLAIMS

(a) The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology or the Company IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the Company IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the Company IP Rights; and (c) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the Company IP Rights or otherwise making any unauthorized use of the Company Technology.

         2.15.5   INFRINGEMENT BY THE COMPANY

(a) The use of any of the Technology or the Technology Rights in the Company's business does not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (i) to the Company's knowledge, of any patent or trademark held by any other person or entity or (ii) of any copyright, trade secret right or other intellectual property right held by any other person or entity, and, with respect to both clauses (i) and (ii) except as set forth in Section 2.15.5 of the Schedule of Exceptions, there have been no claims made with respect thereto; (b) the use in the United States of the trademarks listed in Section 2.15.1 of the Schedule of Exceptions in the Company's business does not infringe, violate or interfere with or constitute an appropriation of any right, title or interest held by any other person or entity, and there have been no claims with respect thereto; and (c) the Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company.

         2.15.6   WARRANTY AGAINST DEFECTS

Except as set forth in Schedule 2.15.6 to the Schedule of Exceptions, the Company Technology (other than Company Technology that is not yet fully developed) is free from known material defects that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and substantially conforms to the applicable specifications, documentations and samples of such Company Technology.

         2.15.7   DOMAIN NAMES

Section 2.15.6 of the Schedule of Exceptions sets forth a list of all Internet domain names used by the Company in its business (collectively, the "DOMAIN NAMES"). The Company has, and upon the Closing the Surviving Corporation will have, a valid domain name registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

         2.15.8   YEAR 2000

The Company Technology will accurately process, calculate, compare and sequence date and time data from, into, between and beyond the year 2000 and other years, including leap year calculations, when used in accordance with Company documentation, and no date and time data will result in a material adverse effect on the operation of the Company's business or require a correction or other fix involving a material expenditure of funds, excluding any effects caused by failures of technology other than Company Technology.

2.16     CORPORATE BOOKS AND RECORDS

The Company has furnished to Parent or its representatives for their examination true and complete copies of (a) the Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock issuance and transfer books of the Company and Option and Warrant records. Such minutes reflect all meetings of and actions by the Company's shareholders, Board of Directors and any committees thereof since the Company's inception. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company, and the Option and Warrant records accurately reflect all grants of Options and Warrants, since the Company's inception.

2.17     PERMITS

The Company has received all required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign (the "PERMITS"), the failure to obtain of which has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 2.17 of the Schedule of Exceptions contains a list of all Permits with expiration dates, if any. The Company is in compliance in all material respects with the terms of all Permits, and all Permits are valid and in full force and effect, and no proceeding is pending or, to the knowledge of the Company, threatened, the object of which is to revoke, limit or otherwise affect any Permit, all except as has not had or could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received any notifications of any asserted failure to obtain any Permit or any past and unremedied failure to obtain any Permit.

2.18     COMPLIANCE WITH LAWS

The Company is and has at all times been in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees, orders and similar mandates applicable to the Company and its business, assets and employees, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, including, without limitation, all such laws, rules, ordinances, decrees, orders or mandates relating to antitrust, consumer protection and privacy, intellectual property, unfair trade, false advertising, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees, orders or mandates.

2.19     INSURANCE

Section 2.19 of the Schedule of Exceptions sets forth a true and correct list of all insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party (except as has not had and could not reasonably be expected to have a Company Material Adverse Effect), will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

2.20     BROKERS OR FINDERS

Except with respect to Pacific Crest Securities, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

2.21     ABSENCE OF QUESTIONABLE PAYMENTS

Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has reasonable financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

2.22     BANK ACCOUNTS

Section 2.22 of the Schedule of Exceptions sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

2.23     INSIDER INTERESTS

Except as stated on Schedule 2.23, no shareholder or officer, director, employee, contractor, consultant or other representative of the Company has any interest (other than as a shareholder of the Company) (a) in any Real Property, Personal Property, Technology or Technology Rights used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, shareholders, affiliates or any affiliate thereof. The Company and its officers, directors or employees have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or currently anticipated future conduct of the Company's business.

2.24     COMPLIANCE WITH ENVIRONMENTAL LAWS

Neither the Company nor, to the Company's knowledge, any other Person (including, without limitation, any previous owner, lessee or sublessee) has treated, stored or disposed of any material amounts of petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on the Real Property, or any real property previously owned, leased, subleased or used by the Company in the operation of its business, in violation of any applicable foreign, federal, state or local statutes, regulations or ordinances, or common law, in each case as in existence at or prior to the Closing. To the Company's knowledge, there have been no releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on, at or from any assets or properties, including, without limitation, the Real Property, owned, leased, subleased or used by the Company in the operation of its business during the time such assets or properties were owned, leased, subleased or used by the Company (or, to the Company's knowledge, prior to such time), including, without limitation, any releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants in violation of any law.

2.25     INFORMATION SUPPLIED BY THE COMPANY

None of the information supplied or to be supplied by the Company to its shareholders in connection with any written consent by or meeting of such shareholders for approval of the Merger, to the extent prepared by the Company or any of its representatives or advisors, at the date on which such information was supplied prior to the time the Company's shareholders were requested to approve the Merger, contained any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that the Company makes no representations or warranties regarding information furnished by or related to Parent or Merger Sub.

2.26     OPERATING DATA

The Company has delivered to Parent certain of its operating data and certain performance data for its web site (creativepro.com), including without limitation: number of hits, conversion rates (if applicable), performance information (including average download times per page, system resource usage per page), error rates and uptime and availability downloads, users, page views and click-through rates. Assuming the accuracy of third party monitoring software used by the Company, such data accurately and fairly present the operations of and other data related to the Company and the performance of its web site and does not contain any material misstatements or omissions of material facts.

2.27     AFFILIATES

Section 2.27 of the Schedule of Exceptions contains a complete list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act of the 1933, as amended (the "SECURITIES ACT").

2.28     FULL DISCLOSURE

The representations and warranties contained in this Agreement, including the Schedule of Exceptions, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made or information so delivered not misleading. The Company has provided Parent with all material information regarding the Company and its business.

2.29     COMPLIANCE WITH H-S-R ACT

No person or entity, directly or indirectly through fiduciaries, agents, controlled entities, or other means, holds 50 percent or more of the outstanding voting securities of the Company or has the contractual right to designate 50 percent or more of the directors of the Company. Further, the Company does not produce and derive annual sales or revenues in excess of $1,000,000 from products within industries 2000-3999 as coded in the Standard Industrial Classification Manual (1972 edition) published by the Executive Office of the President of the United States, Office of Management and Budget. Further, the Company has less than $10,000,000 in total assets, as stated on the last regularly prepared balance sheet of the Company as of the date of this Agreement and at the Effective Time.

      ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

In order to induce the Company to enter into and perform this Agreement and the other Operative Documents, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows in this Article III:

3.1      ORGANIZATION

Parent is a corporation duly organized and legally existing under the laws of the State of Washington. Merger Sub is a corporation duly organized and legally existing under the laws of the State of Oregon. Each of Parent and Merger Sub has all requisite corporate power and authority to own, operate and lease its respective properties and assets, to carry on its respective business as now conducted and as proposed to be conducted, to enter into and perform its obligations under this Agreement and the other applicable Operative Documents to which Parent or Merger Sub is a party, and to consummate the transactions contemplated hereby and thereby. Each of Parent and Merger Sub is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by Parent or Merger Sub, as applicable, or the nature of the business conducted by Parent or Merger Sub, as applicable, makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise) or condition (financial or other) of Parent and its subsidiaries taken as a whole (a "PARENT MATERIAL ADVERSE EFFECT"); provided, however, that Parent Material Adverse Effect shall not include any change in general economic conditions or the trading price of Parent Common Stock. All the issued and outstanding shares of capital stock of Merger Sub are held of record and beneficially by Parent.

3.2      ENFORCEABILITY

         Parent and Merger Sub each have full corporate power and authority to execute, deliver and perform their obligations under this Agreement and each of the other Operative Documents to which they are a party, and each of the certificates, instruments and documents executed or delivered by them pursuant to the terms of this Agreement. All corporate action on the part of Parent and Merger Sub and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the other applicable Operative Documents to which Parent or Merger Sub is a party, the consummation of the Merger and the performance of all their respective obligations under this Agreement and the other applicable Operative Documents to which Parent or Merger Sub is a party has been taken or will be taken prior to the Effective Time. This Agreement has been, and each of the other Operative Documents to which Parent or Merger Sub is a party will have been at the Closing, duly executed and delivered by Parent or Merger Sub, as the case may be, and this Agreement is, and each of the other Operative Documents to which Parent or Merger Sub is a party will be at the Closing, a legal, valid and binding obligation of Parent or Merger Sub, as the case may be, enforceable against Parent or Merger Sub, as the case may be, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.3      SECURITIES

The Parent Common Stock to be issued pursuant to this Agreement has been, or will be prior to the Effective Time, duly authorized for issuance, and such Parent Common Stock, when issued and delivered to the Company's shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

3.4      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

The execution, delivery and performance of this Agreement and the other Operative Documents by Merger Sub and Parent, as applicable, and the consummation by them of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any statute, regulation, rule or other provision of law or any judgment, decree, order or other requirement of any court or other governmental authority applicable to Parent or Merger Sub; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except (i) compliance with applicable securities laws (ii) the filing of all documents necessary to consummate the Merger with the Oregon Secretary of State;
(iii) filings, consents and approvals as may be required under the HSR Act; and
(iv) the approval by the Parent's shareholders of the Merger, this Agreement and the issuance of the Parent Common Stock to the Company's shareholders; (c) constitute a breach of or conflict with or result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Parent or Merger Sub is a party or by which it is bound or to which any assets of Parent or Merger Sub are subject;
(d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Parent or Merger Sub.

3.5      CAPITALIZATION

The authorized capital stock of Parent consists of 70,000,000 shares of Parent Common Stock, of which 22,142,077 shares were issued and outstanding as of March 14, 2000, and 30,000,000 shares of preferred stock, par value $.01 per share, none of which are issued or outstanding. Such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. As of March 14, 2000, other than (i) options to purchase up to 2,123,029 shares of Parent Common Stock that are outstanding under Parent's stock option plans, (ii) warrants to purchase up to 1,317,068 shares of Parent Common Stock, and (iii) rights granted to employees of Parent or its subsidiaries under Parent's Employee Stock Purchase Plan, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Parent of any shares of Parent Common Stock or any securities convertible into or exchangeable for shares of Parent Common Stock.

3.6      BROKERS OR FINDERS

Parent has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Parent, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby that would result in a claim against the Company or its shareholders.

3.7      NO MATERIAL ADVERSE EVENT

Since February 11, 2000, no event has occurred and no state of facts has developed or is continuing that has had or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, except for such events or facts that have been disclosed in filings made with the Securities Exchange Commission (the "SEC").

3.8      FULL DISCLOSURE

The representations and warranties of Parent and Merger Sub in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made, in light of the circumstances in which they were made, not misleading. Parent's Registration statement on Form S-1, as declared effective by the SEC on February 11, 2000, and Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and all other reports or registration statements filed by it under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in the form filed with the SEC, as of the date filed, (a) complied in all material aspects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.9      CLAIMS AND LEGAL PROCEEDINGS

There are no material claims, actions, suits, arbitrations, investigations or proceedings pending or, to Parent's knowledge, threatened against or involving Parent or Merger Sub before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or by any other Person. To Parent's knowledge, there is no valid basis for any material claim, action, suit, arbitration, proceeding or investigation before or by any Person, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no material outstanding or unsatisfied judgments, orders, decrees or stipulations to which either Parent or Merger Sub is a party. There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or, to Parent's knowledge, threatened against or involving Parent before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, that questions the validity of this Agreement or any action taken or to be taken by Parent pursuant to this Agreement or in connection with the transactions contemplated hereby.

3.10     TAXES

All Tax Returns required to be filed by or on behalf of Parent have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were (at the time they were filed) true, correct and complete in all respects. All Taxes of Parent (whether or not reflected on any Tax Return) have been fully and timely paid. No waivers of statutes of limitation have been given or requested with respect to Parent in connection with any Tax Returns covering Parent with respect to any Taxes payable by it. No taxing authority in a jurisdiction where Parent does not file Tax Returns has made a claim, assertion or threat to Parent that it is or may be subject to taxation by such jurisdiction. There are no liens with respect to Taxes on any of Parent's property or assets other than liens for current Taxes not yet payable.

3.11     COMPLIANCE WITH LAWS

Parent is and has at all times been in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees, orders and similar mandates applicable to Parent and its business, assets and employees, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, including, without limitation, all such laws, rules, ordinances, decrees, orders or mandates relating to antitrust, consumer protection and privacy, intellectual property, unfair trade, false advertising, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. Parent has not received any notification of any asserted present or past unremedied failure by Parent to comply with any of such laws, rules, ordinances, decrees, orders or mandates.

    ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Parent:

4.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of the Company contained herein (including the Schedule of Exceptions and other Exhibits) and in the other Operative Documents shall have been true and correct when made and, except to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of the Closing Date, as though made on that date.

4.2      PERFORMANCE OF AGREEMENTS

The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by it at or prior to the Closing.

4.3      OPINION OF COMPANY COUNSEL

Parent shall have received the opinion letter of Ater Wynne LLP, counsel for the Company, dated the Closing Date, substantially in the form of EXHIBIT 4.3.

4.4      COMPLIANCE CERTIFICATE

Parent shall have received a certificate of the President of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, certifying (a) that the conditions to the obligations of Parent and Merger Sub in Sections 4.1, 4.2, 4.5, 4.6, 4.13, 4.15, 4.16, 4.17 and 4.18 have been fulfilled, and certifying the amount of any Company indebtedness for borrowed money (other than ordinary course trade accounts payable, accrued sales commissions and accrued sales tax) outstanding as of the Closing Date and (b) a stock, option and warrant ledger in form and substance reasonably satisfactory to Parent.

4.5      MATERIAL ADVERSE CHANGE

Since the date of this Agreement and through the Closing, no event shall have occurred and no state of facts shall have developed or be continuing that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.6      APPROVALS AND CONSENTS

All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement or in the Schedule of Exceptions, including without limitation any consents required under any of the Material Contracts in connection with the Merger, shall have been obtained or delivered and shall be reasonably satisfactory to Parent.

4.7      PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

All corporate and other proceedings in connection with the transactions contemplated hereby and by the other Operative Documents, and all documents and instruments incident to such transactions, shall have been reasonably approved by Parent's counsel. Parent shall have received a certificate of the Secretary of the Company, in form and substance reasonably satisfactory to Parent, as to the authenticity and effectiveness of the actions of the Board of Directors and shareholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of the Company's Articles of Incorporation, certified by the Oregon Secretary of State, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

4.8      NONFOREIGN AFFIDAVIT

Parent shall have received from the Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit substantially in form reasonably satisfactory to Parent.

4.9      COMPLIANCE WITH LAWS

The consummation of the transactions contemplated by this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Parent or the Company is subject.

4.10     LEGAL PROCEEDINGS

No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

4.11     AMENDMENT TO COMPANY'S ARTICLES OF INCORPORATION

The Company shall have filed the Company's Amended Articles with the Secretary of State for the State of Oregon and the Company's Amended Articles shall be in effect immediately prior to the Effective Time.

4.12     AMENDED AND RESTATED SHAREHOLDER COMMITMENT AND INDEMNITY AGREEMENTS

The Amended and Restated Shareholder Commitment and Indemnity Agreements (as that term is defined in Section 6.8(c) below) contemplated by Section 6.8(c) and executed effective as of the date of this Agreement by those Company shareholders and holders of options to acquire Company Common Stock listed in
Schedule 2.27 and the Amended and Restated Shareholder Commitment and Indemnity Agreements executed pursuant to Section 6.11 shall be in full force and effect, the parties thereto shall have complied with the provisions thereof in all material respects, and the representations and warranties of such parties contained therein shall be true and correct in all material respects as of the Closing Date as though made as of such date.

4.13     TERMINATION OF CERTAIN AGREEMENTS

Any and all rights of refusal, co-sale rights and registration rights for the benefit of the holders of Company Common Stock, or Options, Warrants, or other stock purchase rights shall have been terminated effective at or prior to Closing.

        4.14 FAIRNESS APPROVAL; EFFECTIVENESS OF REGISTRATION STATEMENT

The Fairness Approval described in Section 6.9(a) shall have been obtained, or, if Parent elects to proceed with the Registration Statement as provided in
Section 6.9(b), the Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order (or similar action) suspending the Fairness Approval or, if applicable, the effectiveness of the Registration Statement shall have been issued by the Securities Director (as defined in Section 6.9(a)) or the SEC, as applicable, and no proceedings for that purpose and no similar proceeding in respect of the Company's information or proxy statement shall have been initiated or threatened by the Securities Director or the SEC, as applicable.

4.15     DISSENTERS' RIGHTS

Holders of no more than 5% of the Company Common Stock shall have delivered to the Company before the Effective Time timely written notice of such holder's intent to exercise their dissenters' rights with respect to the Merger in accordance with Oregon Law, unless such holder shall have withdrawn or otherwise lost his or her right to such payment.

                          4.16 CONVERSION OF SECURITIES

         (a) All holders of Warrants to purchase Company Preferred Stock shall have exercised their rights under such Warrants (including without limitation the payment of the exercise price specified in such Warrants in cash or through net issuance as may be permitted in accordance with the terms of such Warrants) and the Company shall have issued on or before the Closing Date such number of fully paid and nonassessable shares of Company Preferred Stock as shall be determined in accordance with the terms of such Warrants. In addition to the foregoing, all holders of the Company Preferred Stock issued upon exercise of such Warrants shall comply with the terms of Section 4.16(b) below.

         (b) The holders of the Company Converted Stock shall have taken all such actions necessary or appropriate to convert the Company Converted Stock into Company Common Stock, on or before the Closing Date, in accordance with
Section 4(m)(1) of Article II.D. of the Company's Amended Articles, including without limitation such actions required to comply with the provisions of
Section 4(d) of Article II.D. of the Company's Amended Articles. The Company shall have taken all such actions necessary or appropriate to comply with
Section 4(d) of Article II.D. of the Company's Amended Articles, including without limitation the issuance, on or before the Closing Date, of such number of fully paid and nonassessable shares of the Company Common Stock issuable upon the conversion of the Company Converted Stock as determined in accordance with
Section 4(m) of Article II.D. of the Company's Amended Articles.

         (c) Any rights to purchase Company Common Stock or other equity securities of the Company (other than the Options and Warrants being assumed by Parent under Section 1.7.1 above) shall have been terminated or converted into Company Common Stock prior to the Effective Time.

4.17     SHAREHOLDER APPROVAL

The shareholders of the Company shall have approved the Merger in accordance with Oregon Law.

     4.18 NONCOMPETITION, INVENTION ASSIGNMENT AND NONDISCLOSURE AGREEMENTS

All employees of the Company shall have executed and delivered a nondisclosure, invention assignment, noncompetition and nonsolicitation agreement in the form attached to this Agreement as EXHIBIT 4.18, which is consistent with the form currently in use by Parent for new hires.

                           4.19 INTENTIONALLY OMITTED

                              4.20 ESCROW AGREEMENT

Escrow Agent and the Shareholder Representative shall have executed and delivered the Escrow Agreement.

         ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

5.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of Parent and Merger Sub contained herein and in the other Operative Documents shall have been true and correct when made and, except to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of the Closing Date, as though made on that date.

5.2      PERFORMANCE OF AGREEMENTS

Parent and Merger Sub shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

5.3      OPINION OF PARENT COUNSEL

The Company shall have received the opinion letter of Lane Powell Spears Lubersky LLP, counsel for Parent, dated the Closing Date, substantially in the form of EXHIBIT 5.3.

5.4      COMPLIANCE CERTIFICATE

The Company shall have received a certificate of an officer of Parent, dated the Closing Date, substantially in form and substance reasonably satisfactory to the Company, certifying that the conditions to the obligations of the Company in Sections 5.1, 5.2, 5.6 and 5.7 have been fulfilled.

5.5      LEGAL PROCEEDINGS

No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

5.6      MATERIAL ADVERSE CHANGE

Since the date of this Agreement and through the Closing, no event shall have occurred and no state of facts shall have developed or be continuing that has had or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, except for such changes occurring as a direct result of the execution or announcement of this Agreement. Changes in the trading prices of Parent Common Stock shall not be deemed to have a Parent Material Adverse Effect under this Agreement.

5.7      APPROVALS AND CONSENTS

All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby by shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered and be reasonably satisfactory to Company.

5.8      COMPLIANCE WITH LAWS

The consummation of transactions contemplated by this Agreement and under the other Operative Documents shall be legally permitted by all laws and regulations to which Parent or the Company is subject.

5.9      INTENTIONALLY OMITTED

         5.10 FAIRNESS APPROVAL; EFFECTIVENESS OF REGISTRATION STATEMENT

The Fairness Approval described in Section 6.9(a) shall have been obtained, or, if Parent elects to proceed with the Registration Statement as provided in
Section 6.9(b), the Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order (or similar action) suspending the Fairness Approval or, if applicable, the effectiveness of the Registration Statement shall have been issued by the Securities Director or the SEC, as applicable, and no proceedings for that purpose and no similar proceeding in respect of the Company's information or proxy statement shall have been initiated or threatened by the Securities Director or the SEC, as applicable.

5.11     SECRETARY'S CERTIFICATE

The Company shall have received a certificate of the Secretary of Parent, in form and substance reasonably satisfactory to Company, as to the authenticity and effectiveness of the actions of the Board of Directors of Parent authorizing the Merger and transactions contemplated by this Agreement and the other Operative Documents to which Parent is a party. Copies of the Parent's Articles of Incorporation, certified by the Washington Secretary of State, and Bylaws, certified by the Secretary of Parent, shall be attached to such certificate.

5.12     SHAREHOLDER APPROVAL

The shareholders of the Company shall have approved the Merger in accordance with Oregon law.

5.13     ESCROW AGREEMENT

Parent, Escrow Agent and the Shareholder Representative shall have executed and delivered the Escrow Agreement.

                             ARTICLE VI - COVENANTS

The parties covenant and agree as follows in this Article VI.

6.1      CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

Unless Parent shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law. The Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

(a) amend or otherwise change its Articles of Incorporation (except as provided in the Company's Amended Articles) or Bylaws;

(b) except for the issuance of shares of Company Common Stock upon the exercise or conversion of currently outstanding Options or Warrants issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any shares of capital stock of any class of the Company, (ii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, or (iii) except in the ordinary course of business and in a manner consistent with past practice, any assets of the Company;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

(e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $30,000 or capital expenditures which are, in the aggregate, in excess of $60,000 for the Company taken as a whole; (v) enter into any agreement in which the obligation of the Company exceeds $30,000 or which shall not terminate or be subject to termination for convenience within 30 days following execution; (vi) license any Technology or IP Rights, except nonexclusive licenses to end users of the Company's products granted in the ordinary course of the Company's business, consistent with past practice; or
(vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

(f) enter into or amend any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any Employee Benefit Plan, collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, benefit or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

(g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

(h) take any action that would prevent Parent from being able to account for the Merger as a pooling of interests whether or not permitted by the provisions of this Article VI;

(i)      make any Tax election or settle or compromise any Tax liability;

(j) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

(k) take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article IV not being satisfied;

(l)      take any action of the type covered in Section 2.7 above;

(m)      incur any additional indebtedness for borrowed money; or

(n)      agree to do any of the foregoing.

6.2      ACCESS TO INFORMATION; CONFIDENTIALITY

From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of Parent access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, the Company shall provide Parent with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation or due diligence efforts of any party hereto (or such party's representatives) pursuant to this Section 6.2 or otherwise in connection with the transactions contemplated by this Agreement shall affect, or limit in any way such party's ability to rely on, any representation or warranty of the other parties in this Agreement or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Mutual Nondisclosure Agreement between Parent and the Company entered into as of February 1, 2000 (the "Mutual Nondisclosure Agreement").

6.3      NO ALTERNATIVE TRANSACTIONS

The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent) conducted heretofore with respect to any Alternative Transaction (as defined below). Unless this Agreement shall have been terminated in accordance with its terms, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any Alternative Transaction, or participate in any negotiations regarding any Alternative Transaction, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person with regard to any Alternative Transaction; provided, however, that the Company may provide information to a Third Party (as defined below) who makes a bona fide proposal for an Alternative Transaction after compliance with the provisions of clauses
(i) and (ii) of Section 7.1(f) below, provided further that such Third Party first executes a confidentiality agreement at least as protective of the Company as the confidentiality agreement between the Company and Parent. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill

(e.g., agreement not to invest in or seek change of control of the Company) agreement to which the Company is a party. The term "ALTERNATIVE TRANSACTION" shall mean either (a) a transaction pursuant to which any Person other than Parent or an affiliate of Parent (a "THIRD PARTY") acquires or would acquire more than 25% of the capital stock of the Company either from the Company or its shareholders, (b) a merger or other business combination involving the Company pursuant to which any Third Party acquires or would acquire more than 25% of the equity ownership of the Company or the entity surviving such merger or other business combination, or (c) any other transaction pursuant to which any Third Party acquires control of the assets or business of the Company.

6.4      NOTIFICATION OF CERTAIN MATTERs

Each party shall give prompt notice to the other parties if (a) such party obtains knowledge that any representation or warranty by such party in this Agreement was inaccurate when made or will be inaccurate as of the Closing; (b) there occurs or fails to occur any event or state of facts that would be reasonably likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate as of the Closing Date;
(c) such party fails to comply with, perform or satisfy any covenant, condition or agreement to be complied with, performed or satisfied by such party hereunder; or (d) there occurs or fails to occur any event or state of facts that would render any condition to the obligations of the other party to this Agreement reasonably incapable of being satisfied on or prior to the reasonably anticipated Closing Date or, if none, October 9, 2000; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise negatively affect the remedies available to the parties hereunder.

6.5      FURTHER ACTION

Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the other Operative Documents, each party to this Agreement shall use commercially reasonable efforts to promptly take all such action. After the Closing, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions reasonably necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Parent Common Stock to the shareholders of the Company pursuant to the terms and conditions hereof.

6.6      NASDAQ LISTING

Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock constituting the Merger Consideration, and the shares of Parent Common Stock required to be reserved for issuance upon exercise of Options and Warrants assumed in connection with the Merger, by filing with the Nasdaq National Market a Notification of Listing of Additional Shares (or such other form as may be required by the Nasdaq National Market) as soon as reasonably practicable after the Closing.

6.7      PUBLICITY

No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby other than the issuance by Parent of a press release announcing this Agreement and the transactions contemplated hereby or as required by law. Prior to such issuance, Parent will consult with the Company regarding the content of the press release and obtain the Company's reasonable approval to such press release.

6.8      SHAREHOLDERS' MEETING; SHAREHOLDER COMMITMENT AND INDEMNITY AGREEMENTS

         (a) The Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDERS' MEETING") to be duly called and held as soon as reasonably practicable after the Fairness Hearing (as defined below) for the purpose of voting on the approval and adoption of (i) the amendment to the Company's Articles of Incorporation, substantially in the form attached hereto as EXHIBIT 6.8(a) (the "COMPANY'S AMENDED ARTICLES"), and (ii) this Agreement and the Merger. In connection with the Company Shareholders' Meeting, the Company will, (i) subject to Section 6.8(b), use its reasonable best efforts to obtain such approvals from its shareholders and (ii) otherwise comply with all legal requirements applicable to such meeting.

         (b) Except as provided below, the Board of Directors of the Company shall unanimously recommend approval and adoption of the Company's Amended Articles, this Agreement and the Merger by its shareholders and the Company shall take all lawful action to solicit such approval, including timely mailing of an Information Statement or Proxy Statement/Prospectus. The Company shall be permitted to withdraw, or modify in a manner adverse to Parent, its recommendations to its shareholders, but only if (i) the Board of Directors of the Company determines in good faith, on the basis of the advice of the Company's outside counsel that it must take such action in order for the Board of Directors to comply with its fiduciary duties under applicable law, (ii) the Company shall have delivered to Parent three business days' prior written notice advising Parent that it intends to take such action and the Company's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Parent and (iii) the Company has fully and completely complied with Sections 7.1(f) and 7.5. Unless this Agreement is previously terminated in accordance with Article VII, the Company shall submit the Company's Amended Articles, this Agreement and the Merger to its shareholders at the Company Shareholders' Meeting required to be called and held pursuant to Section 6.8(a), even if the Company's Board of Directors determines at any time after the date hereof that it is no longer advisable or recommends that its shareholders reject the above described proposals.

(c) Pursuant to the terms of the Amended and Restated Shareholder Commitment and Indemnity Agreements in the form attached hereto as EXHIBIT 6.8(c) (the "AMENDED AND RESTATED SHAREHOLDER COMMITMENT AND INDEMNITY Agreements") and dated effective as of the date of this Agreement, "affiliates" (within the meaning of Rule 145 under the Securities Act) who are shareholders of the Company each have agreed to vote all shares of Company Common Stock (or Company Preferred Stock convertible into shares of Company Common Stock) owned by them or over which they have voting control, or to execute or cause to be executed consents, to grant their approval of the Company's Amended Articles, the Merger and this Agreement."

       6.9 FAIRNESS APPROVAL; REGISTRATION STATEMENT; INFORMATION SUPPLIED

(a) As soon as reasonably practicable following the execution of this Agreement, Parent and the Company shall prepare the necessary documents and Parent shall apply to obtain approval ("FAIRNESS APPROVAL") of the plan to issue Parent Common Stock and assume the Options and the Warrants from the Director of the Department of Consumer and Business Services of the State of Oregon ("SECURITIES DIRECTOR"), after a hearing before the Securities Director ("FAIRNESS HEARING"), pursuant to ORS 59.095 of the Oregon law ("ORS 59.095"), so that the issuance of Parent Common Stock and the assumption of the Options and the Warrants in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the "1933 ACT"). Each of the Company and Parent will use commercially reasonable efforts to comply with the requirements of ORS 59.095 (and any rules or regulations promulgated by the Securities Director pursuant thereto) and to obtain the Fairness Approval as soon as practicable after such filing. Each of Parent and the Company will promptly provide all information relating to their respective business and operations necessary for submission to the Securities Director and the Company's shareholders to satisfy all requirements of applicable state and federal securities laws; provided, however, that the Company agrees, prior to providing any information or documentation to the Securities Director, to obtain the consent of Parent (which consent shall not be withheld unreasonably).

(b) If, following the Fairness Hearing, Fairness Approval is not obtained and, if required by applicable securities laws for the issuance of Parent Common Stock to holders of Company Capital Stock and the assumption of the Options and the Warrants in the Merger in accordance with the terms and provisions of this Agreement, Parent and the Company shall cooperate either, at Parent's option,
(i) to register the issuance of shares of Parent Common Stock and the assumption of the Options and the Warrants by means of the preparation and filing with the Securities and Exchange Commission ("SEC") of a Registration Statement on Form S-4 (the "FORM S-4") under the 1933 Act and use best efforts to have such Registration Statement declared effective as soon as practicable after such filing, or (ii) to qualify the issuance of Parent Common Stock and the assumptions of the Options and the Warrants under any exemption from registration legally available for such issuance and assumption. The respective parties shall cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 ACT") and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company shall cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offer or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

(c) As promptly as practical after the date of this Agreement, Parent shall prepare and make such filings, and the Company shall use its best efforts to assist Parent in preparing and making such filings, as are required under applicable state securities laws or "Blue Sky" permits or approvals required to carry out the Merger and Parent shall pay all expenses incident thereto.

(d) The Company agrees that none of the information supplied in writing by the Company for inclusion or incorporation by reference in any submission to the Securities Director or to the Company's shareholders in connection with obtaining the Fairness Approval pursuant to the transactions contemplated hereby, including any disclosure documents relating thereto (collectively, the "FAIRNESS APPLICATION") will, at the time the Fairness Application is submitted to the Securities Director and at the time the Fairness Hearing is held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company further agrees that the written information concerning the Company provided by it for inclusion in any information statement or proxy statement, and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the Company's shareholders, or, in the case of written information concerning the Company provided by the Company for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Parent agrees that none of the information supplied in writing by Parent for inclusion or incorporation by reference in any submission to the Securities Director or to the Company's shareholders in connection with obtaining the Fairness Approval pursuant to the transactions contemplated hereby, including the Fairness Application will, at the time the Fairness Application is submitted to the Securities Director and at the time the Fairness Hearing is held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Parent further agrees that the written information concerning Parent provided by it for inclusion in any information statement or proxy statement, and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the Company's shareholders, or, in the case of written information concerning Parent contained in the

Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.10     HART-SCOTT-RODINO

Promptly after the date hereof, Parent and the Company (as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and, not later than 10 days after the date hereof, together with the Persons who are required to join in such filings, shall file the same with the appropriate governmental bodies. Parent shall pay any fees that may be payable in connection with the filing pursuant to the HSR Act. Parent, and the Company shall promptly furnish all materials thereafter required by any of the governmental bodies having jurisdiction over such filings, and shall take all reasonable actions and shall file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such governmental bodies, as may be required under the HSR Act or other federal antitrust laws for the consummation of the Merger and any other transactions contemplated this Agreement.

6.11     AFFILIATES

Section 2.27 of the Schedule of Exceptions identifies all known Persons who may be deemed "affiliates" of the Company under Rule 145 of the 1933 Act (a "RULE 145 AFFILIATE"). The Company shall use its best efforts to obtain a written agreement from each Rule 145 Affiliate (other than those Persons who have previously provided Parent with Amended and Restated Shareholder Commitment and Indemnity Agreements in accordance with Section 6.8 above) as soon as practicable and, in any event at least 30 days prior to the Effective Time, substantially in the form of the affiliate covenants contained in the Amended and Restated Shareholder Commitment and Indemnity Agreements. Parent shall be entitled to place legends as specified in such affiliate covenants on the certificates evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such affiliate covenants.

6.12     DIRECTORS' AND OFFICERS' INDEMNIFICATION

The articles of incorporation and the by-laws of the Company shall not be amended, repealed or otherwise modified for a period of three years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who at the Effective Date were directors or officers of the Company entitled to indemnification pursuant to the Company's articles of incorporation and by-laws.

                         6.13 TERMINATION OF 401(k) PLAN

If required by Parent in writing, the Company shall, immediately prior to and contingent upon the Closing Date, have terminated the Company's 401(k) Plan (the "401(k) PLAN") and no further contributions shall be made to the 401(k) Plan. The Company shall provide to Parent (i) executed resolutions by the Company's board of directors authorizing the termination and (ii) executed amendments to the 401(k) Plan, which in the Parent's reasonable judgment, are sufficient (A) to assure compliance with all applicable requirements of the Code and regulations thereunder and (B) to provide for the distribution of all assets of the 401(k) Plan upon termination thereof.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

7.1      TERMINATION

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

(a)      by mutual written consent of the Company and Parent;

(b) by either the Company or Parent, if the Merger has not been consummated by October 9, 2000; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Parent, Merger Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

(d) by the Company, in the event of a material breach by Parent of any representation, warranty or agreement contained herein that has not been cured or is not curable within 15 days after notice of such material breach or if any condition to the obligations of the Company pursuant to Article V becomes incapable of being satisfied on or before October 9, 2000;

(e) by Parent, in the event of a material breach by the Company of any representation, warranty or agreement contained herein that has not been cured or is not curable within 15 days after notice of such material breach or if any condition to the obligations of Parent pursuant to Article IV becomes incapable of being satisfied on or before October 9, 2000;

(f) by the Company as provided in this clause (f). If (i) the Company receives a bona fide, unsolicited written offer from a Third Party relating to an Alternative Transaction (which offer may or may not be subject to confirmatory due diligence) and (ii) the Company shall have notified Parent in writing of all terms and conditions of such offer, then thereafter the Company shall be entitled to provide information to such Third Party, subject to obtaining an appropriate confidentiality agreement from such Third Party as contemplated by Section 6.3 above. In the event that such offer, including the financing thereof, has been determined in good faith by the Board of Directors of the Company, based upon the opinion of its outside financial advisors, to be on terms financially superior for its shareholders than the Merger (a "SUPERIOR PROPOSAL"), the Company may terminate this Agreement if it accepts such Superior Proposal; provided, however, that all of the following requirements are first met: (A) prior to the termination of this Agreement and the acceptance of such Superior Proposal, the Company shall have given Parent three days' written notice of such Superior Proposal, including all material terms and conditions thereof, and of the Company's intention to accept such Superior Proposal and terminate this Agreement and Parent shall have the opportunity to consider such offer and participate, at its option, in making a counter proposal on or before the expiration of such three day notice period and (B) the Company shall pay to Parent the Fee (as defined below) by wire in immediately available funds within the time period set forth in the penultimate sentence of Section 7.5.

7.2      EFFECT OF TERMINATION

In the event of the termination of this Agreement pursuant to Section 7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

7.3      AMENDMENT

This Agreement may be amended only in writing signed by each of the parties hereto.

7.4      WAIVER

At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

7.5      TERMINATION FEE

The Company shall pay to Parent a fee of $5,980,000 in cash (the "FEE") in the event that (a) this Agreement is terminated by Parent pursuant to Section 7.1(e) above because of a breach by the Company of Section 6.3 of this Agreement or Parent becomes entitled to terminate this Agreement under Section 7.1(e) above because of a breach by the Company of Section 6.3 or this Agreement is terminated under Section 7.1(f) above, and (b) the Company enters into an agreement relating to, or consummates, an Alternative Transaction (as defined in Section 6.3 above) either prior to the date such termination occurs or the right to terminate arises, or within one year thereafter. The Fee shall be payable no later than the earlier of (x) the date on which the Company enters into a definitive agreement relating to an Alternative Transaction or (y) the date of closing thereof. Notwithstanding the foregoing, the Fee shall not be payable if Parent is in material breach of this Agreement at the time this Agreement is terminated.

      ARTICLE VIII - SURVIVAL, INDEMNIFICATION AND RIGHTS TO ESCROW SHARES

8.1      SURVIVAL

All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year after the Effective Time (the "SURVIVAL PERIOD"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto; provided, however, that any claim based on any manner of fraud shall survive Closing without limitation to the Survival Period. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

8.2      PARENT LOSSES

(a) Subject to the limitations set forth in this Article VIII, from and after the Closing, and in respect of, and from, out of, and to the extent of the resources constituting the Escrow Consideration pursuant to the Escrow Agreement, the Surviving Corporation and Parent, its officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 of the Exchange Act) (the "PARENT PARTIES") shall be indemnified, held harmless from, against, and in respect of, and shall be reimbursed for and otherwise entitled to recover for, any and all defense costs (including but not limited to attorneys' and experts' fees) settlements, judgments and all other losses, damages, debts, liabilities, obligations, diminution of value, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, any reasonable legal or accounting fees or expenses) ("LOSSES") resulting from or arising out of, or in the case of a Third Party Claim alleged to arise from facts or events which would constitute, (a) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company in this Agreement, together with the Schedule of Exceptions as delivered upon execution of this Agreement, or in any other Operative Document; or (b) any failure by the Company or any Company Shareholder or any holder of any option or warrant to acquire Company Common Stock as of the Effective Date to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document; or (c) the amount of any short-term or long-term liabilities of the Company as of the Closing Date other than (i) ordinary course trade accounts payable, (ii) accrued sales commissions (iii) accrued sales tax and (iv) indebtedness deducted in the calculation of Merger Shares pursuant to Section 1.7.1(d) or incurred after the date hereof with the prior written consent of Parent; or (d) all amounts paid by the Surviving Corporation to any Dissenting Shareholder in excess of the Merger Consideration which would have been paid to such Dissenting Shareholder had such Dissenting Shareholder not dissented as provided in Section 1.9; or (e) the failure of the issuance or exercise of any Option under the Company Option Plan (or any other plan) to comply with applicable federal and state securities laws; or (f) any of the matters disclosed in the Schedule of Exceptions with respect to Section 2.3(b),
Section 2.11, Section 2.12, Section 2.15.1 (only as to the first paragraph),
Section 2.15.5, or (g) any payments made by Parent or the Surviving Corporation pursuant to any indemnity agreements between the Company and its officers and directors based on any act or omission of any officer or director prior to the Closing. Each such inaccuracy, breach or failure and the Losses with respect thereto and the other amounts shall be deemed a "CLAIM" and collectively "CLAIMS."

(b) From and after the Closing those shareholders of the Company and holders of options to acquire Company's Common Stock listed on EXHIBIT 8.2 to this Agreement (the "SPECIAL INDEMNITORS"), jointly and severally shall indemnify and hold Parent Parties harmless from and against, and shall reimburse the Parent Parties for, any and all Claims and the Losses with respect thereto for which the Parent Parties are entitled to be indemnified, held harmless from or reimbursed under Section 8.2(a), but only to the extent such Claims and Losses are based on any manner of fraud. However, the liability of each Special Indemnitor therefor shall not exceed the aggregate amount such Special Indemnitor shall have had the right to receive under Section 1.7.1 of this Agreement, for this purpose valuing (i) each share of Parent Common Stock at the Parent Share Value and (ii) each Option or Warrant at the spread between the Option or Warrant exercise price per share of Parent Common Stock and the Parent Share Value covered by such Option or Warrant (whether or not then vested or exercisable). Claims made by Parent Parties pursuant to this Section 8.2(b) shall be deemed a "CLAIM" and collectively "CLAIMS."

8.3      INDEMNIFICATION BY PARENT

Subject to the limitations set forth in this Article VIII, from and after the Closing, Parent shall indemnify and hold the Shareholders (the "SHAREHOLDER INDEMNIFIED PARTIES") harmless from and against, and shall reimburse the Shareholder Indemnified Parties for, any and all Losses, resulting from, arising out of or in the case of a Third Party Claim alleged to arise from facts or events which would constitute (a) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by Parent or Merger Sub in this Agreement, or in any other Operative Document; or (b) any failure by Parent or Merger Sub to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document. Each such inaccuracy, breach or failure and the Losses with respect thereto shall be deemed a "CLAIM" and collectively "CLAIMS." The Shareholder Indemnified Parties, together with the Parent Parties, are sometimes referred to herein as the "INDEMNIFIED PARTIES."

8.4      THRESHOLD AND LIMITATIONS

(a) The Indemnified Parties shall not be entitled to receive any payment with respect to any Claims under this Article VIII until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive payment, plus the aggregate Shareholder Costs, if any, payable under Section 8.7(b) exceed $135,000 (the "THRESHOLD"); provided, however, that (i) the Threshold shall not apply to Losses specified under clauses (c), (d) or (f) of
Section 8.2(a) above or to Claim under Section 8.2(b) and (ii) once the aggregate Losses exceed the Threshold, such Indemnified Parties shall be entitled to receive payment for the aggregate amount of all Losses without regard to the Threshold subject to the limitation in Section 8.4(c).

(b) An indemnifying party shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such party, with respect to any claims made by the Indemnified Party after the expiration of the Survival Period or other applicable time limitation described in Section 8.1, except that indemnity may be sought after the expiration of the Survival Period or other applicable time limitation if a Claim Notice (as defined in Section 8.5(a)) shall have been delivered to Parent or the Shareholder Representative (as defined in Section 8.7 below), as the case may be, prior to the expiration of such time period.

(c) Notwithstanding anything to the contrary in this Agreement, the aggregate liability of Parent under or with respect to this Agreement, including without limitation Parent's Indemnification obligations under this Article VIII or otherwise shall not exceed $10,000,000.

8.5      PROCEDURE FOR INDEMNIFICATION CLAIMS AND CLAIMS AGAINST ESCROW
         CONSIDERATION

(a) A Parent Party shall give written notice (the "CLAIM NOTICE") of any Claim under this Article VIII to the Shareholder Representative, and the Shareholder Representative shall give a Claim Notice to Parent of any Claim by the Shareholder Indemnified Parties under this Article VIII, in each case as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against a party of any claim by a third party (a "THIRD PARTY CLAIM"), within 45 days after the assertion of such Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 45 days after the discovery of facts upon which the Claimant intends to base a Claim pursuant to
Article VIII hereof; provided, however, that the failure or delay to so notify the Responsible Party shall not relieve the Responsible Party of any obligation or liability that the Responsible Party may have to the Claimant or limit a Claimant's right to payment from the Escrow Consideration, except to the extent that a Responsible Party demonstrates that the Responsible Party's ability to defend or resolve such Claim is materially adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim is based and shall specify how the Claimant intends to recover such funds pursuant to this Agreement and the basis for the determination of the amount which the Claimant intends to recover. The party giving a Claim Notice is referred to herein as the "CLAIMANT," and the party to whom the claim notice is given is referred herein as the "RESPONSIBLE PARTY."

(b) If, within 30 days of the effective date of a Claim Notice (determined in accordance with Section 9.3), the Responsible Party contests in writing to the Claimant that Losses identified in such Claim Notice constitute Claims (the "CONTEST NOTICE"), then the Claimant and the Responsible Party, acting in good faith, shall attempt to reach agreement with respect to the contested portions of such Claims. Unless a Claim is contested within such 30-day period (meaning the effective date of the Contest Notice is on or prior to the 30th day after the effective date of the Claim Notice to which such Contest Notice relates), the Claimant shall, subject to the other terms of this Article VIII, be paid the amount of the Losses related to such Claim or the uncontested portion thereof. If the Responsible Party objects to a Claim on the basis that it lacks sufficient information, it shall promptly request from the Claimant any additional information reasonably necessary for it to assess such Claim, and the Claimant shall, to the extent the Claimant reasonably can, provide additional information reasonably requested. Upon receipt of such additional information, the Responsible Party shall review it as soon as reasonably practicable and notify the Claimant of any withdrawal or modification of the objection. If the Claimant and the Responsible Party are unable to reach agreement with respect to any contested Claims within 45 days of the delivery of the Contest Notice, the matter shall be settled by binding arbitration in Seattle, Washington as set forth below. All Claims shall be settled in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"). The Responsible Party and the Claimant shall each designate one arbitrator within 15 days after the termination of such 45-day period. The Responsible Party and the Claimant shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that
(i) failing such agreement within 70 days of delivery of the Contest Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Responsible Party or the Claimant fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. All of the fees and expenses of the arbitrators shall be paid in accordance with the determination of the arbitrators based on the outcome of the dispute, with any portion thereof that is payable by a party other than Parent being paid by Parent and reimbursed from the Escrow Consideration in the same manner as other Claims. The Responsible Party and the Claimant shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 30 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Claimant is entitled to be indemnified for the contested Claim, or the contested portion thereof, pursuant to the applicable terms of this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Responsible Party and the Claimant in writing and shall constitute the conclusive determination of the issue in question binding upon the Shareholder Representative, and the Parent Parties, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' decision.

(c)      (i)      Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Responsible Party shall have the right, upon written notice given to the Claimant within 30 days after receipt of a Claim Notice from the Claimant of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the Responsible Party's sole expense, in which case the provisions of Section 8.5(c)(ii) shall govern; provided, however, that, notwithstanding the foregoing, Parent may elect to assume the defense and handle any such Third Party Claim as to which Parent is the Indemnified Party or Claimant if (A) Parent determines in good faith that the resolution of such Third Party Claim could result in a material adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Parent, and (B) it is represented by counsel reasonably acceptable to both Parent and the Shareholder Representative. If Parent elects to assume the defense of any such Third Party Claim pursuant to the preceding sentence, the provisions of Section 8.5(d)(ii) hereof shall govern.

                  (ii) The Responsible Party shall select counsel reasonably acceptable to the Claimant in connection with conducting the defense or handling of such Third Party Claim, and the Responsible Party shall defend or handle the same in consultation with the Claimant and shall keep the Claimant timely apprised of the status of such Third Party Claim. The Responsible Party shall not, without the prior written consent of the Claimant, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Claimant and the Claimant is reasonably satisfied with such discharge and release and (B) the Claimant shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Claimant. The Claimant shall cooperate with the Responsible Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

(d)      (i)      If the Responsible Party does not give written notice to the
Claimant within 30 days after receipt of a Claim Notice from the Claimant of any Third Party Claim of the Responsible Party's election to assume the defense or handling of such Third Party Claim, the provisions of Section 8.5(d)(ii) hereof shall govern.

                  (ii) The Claimant may, at the Claimant's expense (which shall be paid or reimbursed from time to time by the Responsible Party, or where a Parent Party is the Claimant shall be paid or reimbursed from the Escrow Consideration, as such expenses are incurred by the Claimant), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate; provided, however, that the Claimant shall keep the Responsible Party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Responsible Party, which consent shall not be unreasonably withheld. If the Claimant defends or handles such Third Party Claim, the Responsible Party shall cooperate with the Claimant and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

(e) Any Claims by Shareholder Indemnified Parties under this Article VIII or otherwise must be made solely and exclusively by and through the Shareholder Representative and in accordance with the terms and procedures in this Article
VIII. Parent shall not be obligated or otherwise liable for any Claims made by any Shareholder Indemnified Party unless a proper Claim Notice is given by the Shareholder Representative in accordance with this Article VIII.

(f) The Shareholder Representative shall have authority to dispute, arbitrate, litigate, settle and compromise all Claims made by Parent Parties in his or her prudent business judgment, subject to the same standards as apply to actions by a Board of Directors generally. He or she shall be entitled at his or her own cost (which cost may be reimbursed out of the Escrow Consideration to the extent permitted for Shareholder Costs in Section 8.7(b)) to consult with such advisors, and hire such counsel or accounting support, and incur such other expenses (including errors and omissions or similar insurance) as he or she sees fit, within that standard of conduct. Any recovery on such Claims by the Shareholders' Representative shall go first to cover the Shareholder Representative's expenses and fees, and then to offset any Claims allowed against the Escrow Consideration.

(g) The Shareholder Representative shall not be personally liable in his capacity as Shareholder Representative, for any error of judgment on his part or for any other act done or omitted by him in good faith in connection with his duties as Shareholder Representative, except willful misconduct. In all such cases, any act done or omitted by the Shareholder Representative upon the advice of his attorneys shall be deemed conclusively to be performed or omitted in good faith by the Shareholder Representative.

(h) The Parent Parties may offset any Claim the Parent Parties may have against the Escrow Consideration against any valid Claim for indemnification by the Shareholder Indemnified Parties under Article VIII. For purposes of calculating such offset, the value of Escrow Shares shall be determined as of the date the Claim Notice was settled or approved by the Shareholder Representative.

8.6      REMEDIES; SPECIFIC PERFORMANCE

Except for claims based on any manner of fraud, the indemnification and Claims provisions of this Article VIII are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

8.7      SHAREHOLDER REPRESENTATIVE

(a) The Company and the Special Indemnitors pursuant to this Agreement and the Escrow Agreement referred to in Section 1.7.1(e) above, irrevocably appoint Standish O'Grady, with full power of substitution and resubstitution, to act as the shareholder representative ("Shareholder Representative") in administering the Escrow Consideration and performing the duties given the Shareholder Representative under the Escrow Agreement and to carry out the responsibilities of the Shareholder Representative set forth in Article VIII of this Agreement. Standish O'Grady agrees to serve as Shareholder Representative. If the Shareholder Representative dies or is incapacitated before being able to name a substitute, holders of a majority in interest of the Escrow Consideration interests shall be entitled to appoint a successor by written consent. The Shareholder Representative shall have authority to act for and on behalf of the Special Indemnitors with respect to all matters arising in connection with this Agreement, including, without limitation, the power and authority, in his sole discretion, to: (a) take any action contemplated to be taken by the Shareholder Representative under this Article VIII; (b) negotiate, determine, defend and settle any Third Party Claim and any dispute which may arise under or in connection with this Agreement; and (c) make, execute, acknowledge and deliver any releases, assurances, receipts, requests, instructions, notices, agreements, certificates and any other instruments, and to generally do any and all things and to take any and all actions which may be requisite, proper or advisable in connection with this Agreement or the Escrow Agreement.

(b) The reasonable costs and expenses incurred by the Shareholder Representative in carrying out his duties as Shareholder Representative under this Agreement, including without limitation, reasonable legal fees and costs incurred in defense of any Claim under Section 8.2 or Section 8.5 (the "SHAREHOLDER COSTS"); shall be paid or reimbursed out of the Escrow Consideration provided that the Shareholder Costs shall not exceed $500,000 in the aggregate.

8.8      NO CIRCULAR RECOVERY

No Shareholder will be entitled to make any claim for indemnification against the Surviving Corporation or any of its Affiliates by reason of the fact that such Shareholder (or any of his, her or its officers, directors, agents or other representatives) was a controlling person, director, officer, employee, agent or other representative of the Company or of any of its Affiliates or was serving as such for another Person at the request of the Company or any of its shareholders or Affiliates (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, charter, by-law, contractual obligation or otherwise) with respect to any action brought by a Parent Party against such Shareholder or the Shareholders.

                              ARTICLE IX - GENERAL

9.1      TAX MATTERS

Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code; provided, however, that neither Parent nor Merger Sub makes any representation or warranty with respect to any Tax consequences to the Company or its shareholders arising under this Agreement.

9.2      EXPENSES

Each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

9.3      NOTICES

Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

To Parent or Merger Sub:

                  ImageX.com, Inc.
                  10800 N.E. 8th Street, Suite 200
                  Bellevue, WA  98004
                  Fax: (425) 452-9266
                  Attention:  General Counsel
with a copy to:

                  Lane Powell Spears Lubersky LLP
                  1420 Fifth Avenue, Suite 4100
                  Seattle, WA  98101-2338
                  Fax: (206) 223-7107
                  Attention:  Michael E. Morgan

To Company:

                  1800 S.W. First Avenue, Suite 500
                  Portland, OR  97201
                  Fax: (503) 274-0530
                  Attention:  Douglas J. Downs

with a copy to:

                  Ater Wynne LLP
                  222 S.W. Columbia, Suite 1800
                  Portland, OR 97201
                  Fax:  (503) 226-0079
                  Attention:  William C. Campbell

9.4      SEVERABILITY

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.5      ENTIRE AGREEMENT

This Agreement, the Mutual Nondisclosure Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

9.6      ASSIGNMENT

This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Merger Sub's rights and obligations may be assigned to and assumed by Parent or any other corporation wholly owned (directly or through intermediate wholly owned subsidiaries) by Parent.

9.7      PARTIES IN INTEREST

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Shareholder Representative shall have the right after the Effective Time to enforce this Agreement on behalf of the Shareholders.

9.8      GOVERNING LAW; JURISDICTION; VENUE

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that state. The parties irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in King County, Washington and Multnomah County, Oregon in connection with any action relating to this Agreement.

9.9      COUNTERPARTS

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.10     WAIVER OF JURY TRIAL

Each of Parent, the Company and Merger Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement of this Agreement.

9.11     SCHEDULES

The disclosures in the Schedule of Exceptions shall relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and not to any other representations or warranty in this Agreement.


           [The Remainder of This Page Was Intentionally Left Blank.]
IN WITNESS WHEREOF, the parties hereto have entered into and signed this Amended and Restated Agreement and Plan of Merger as of the date and year first above written.

                                            IMAGEX.COM, INC.



                                            By    /s/ RICHARD P. BEGERT
                                              ---------------------------------
                                            Its  President and CEO
                                               --------------------------------


                                            COLUMBIA ACQUISITION CORP.



                                            By    /s/ RICHARD P. BEGERT
                                              ---------------------------------
                                            Its    President and CEO
                                               --------------------------------

                                            CREATIVEPRO.COM, INC.



                                            By    /s/ CRIAG BARNES
                                              ---------------------------------
                                            Its    President and CEO
                                               --------------------------------

                    SHAREHOLDER REPRESENTATIVE SIGNATURE PAGE

IN WITNESS WHEREOF, the Shareholder Representative has entered into and signed this Amended and Restated Agreement and Plan of Merger as of the date and year first above written.



                                            SHAREHOLDER REPRESENTATIVE


                                            /s/ STANDISH O'GRADY
                                            -----------------------------------
                                            Standish O'Grady
                                            (Solely for the purpose of Section
                                            8.7 of this Agreement)